EXECUTION VERSION
Exhibit 4.1
Entergy New Orleans Storm Recovery Funding I, L.L.C.,
Issuer,
and
THE BANK OF NEW YORK MELLON,
Indenture Trustee and Securities Intermediary
______________________________
INDENTURE
Dated as of July 22, 2015
______________________________

TABLE OF CONTENTS
Page
ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions	2

SECTION 1.02. Incorporation by Reference of Trust Indenture Act	2

SECTION 1.03. Rules of Construction	2
ARTICLE II
The Storm Recovery Bonds

SECTION 2.01. Form	3

SECTION 2.02. Denominations; Storm Recovery Bonds	3

SECTION 2.03. Execution, Authentication and Delivery	4

SECTION 2.04. Temporary Storm Recovery Bonds	4

SECTION 2.05. Registration; Registration of Transfer and Exchange of Storm Recovery Bonds	5

SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Storm Recovery Bonds	6

SECTION 2.07. Persons Deemed Owner	7
SECTION 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved    8

SECTION 2.09. Cancellation	9

SECTION 2.10. Outstanding Amount; Authentication and Delivery of Storm Recovery Bonds	9

SECTION 2.11. Book‑Entry Storm Recovery Bonds	12

SECTION 2.12. Notices to Clearing Agency	13

SECTION 2.13. Definitive Storm Recovery Bonds	13

SECTION 2.14. CUSIP Number	14

SECTION 2.15. Letter of Representations	14

SECTION 2.16. Tax Treatment	14

SECTION 2.17. Council Pledge and State Pledge	14

SECTION 2.18. Transfer and Security Interests	15
ARTICLE III
Covenants

SECTION 3.01. Payment of Principal, Premium, if any, and Interest	17

SECTION 3.02. Maintenance of Office or Agency	17

SECTION 3.03. Money for Payments To Be Held in Trust	18

SECTION 3.04. Existence	19

SECTION 3.05. Protection of Storm Recovery Bond Collateral	19

SECTION 3.06. Opinions as to Storm Recovery Bond Collateral.	20

SECTION 3.07. Performance of Obligations; Servicing; SEC Filings.	21

SECTION 3.08. Certain Negative Covenants	24

SECTION 3.09. Annual Statement as to Compliance	25

SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms.	25

SECTION 3.11. Successor or Transferee.	27

SECTION 3.12. No Other Business	28

SECTION 3.13. No Borrowing	28

SECTION 3.14. Servicer’s Obligations	28

SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities	28

SECTION 3.16. Capital Expenditures	28

SECTION 3.17. Restricted Payments	28

SECTION 3.18. Notice of Events of Default	29

SECTION 3.19. Further Instruments and Acts	29

SECTION 3.20. Inspection	29

SECTION 3.21. Sale Agreement, Servicing Agreement, and Administration Agreement Covenants.	29

SECTION 3.22. Taxes	31

SECTION 3.23. Volcker Rule	32
ARTICLE IV
Satisfaction and Discharge; Defeasance

SECTION 4.01. Satisfaction and Discharge of Indenture; Defeasance.	32

SECTION 4.02. Conditions to Defeasance	33

SECTION 4.03. Application of Trust Money	35

SECTION 4.04. Repayment of Moneys Held by Paying Agent	35
ARTICLE V
Remedies

SECTION 5.01. Events of Default	35

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment	37

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.	38

SECTION 5.04. Remedies; Priorities.	40

SECTION 5.05. Optional Preservation of the Storm Recovery Bond Collateral	41

SECTION 5.06. Limitation of Suits	41

SECTION 5.07. Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest	42

SECTION 5.08. Restoration of Rights and Remedies	42

SECTION 5.09. Rights and Remedies Cumulative	42

SECTION 5.10. Delay or Omission Not a Waiver	43

SECTION 5.11. Control by Holders	43

SECTION 5.12. Waiver of Past Defaults	43

SECTION 5.13. Undertaking for Costs	44

SECTION 5.14. Waiver of Stay or Extension Laws	44

SECTION 5.15. Action on Storm Recovery Bonds	44

ARTICLE VI
The Indenture Trustee

SECTION 6.01. Duties of Indenture Trustee.	45

SECTION 6.02. Rights of Indenture Trustee	46

SECTION 6.03. Individual Rights of Indenture Trustee	47

SECTION 6.04. Indenture Trustee’s Disclaimer	47

SECTION 6.05. Notice of Defaults.	48

SECTION 6.06. Reports by Indenture Trustee to Holders.	48

SECTION 6.07. Compensation and Indemnity	49

SECTION 6.08. Replacement of Indenture Trustee and Securities Intermediary.	50

SECTION 6.09. Successor Indenture Trustee by Merger	51

SECTION 6.10. Appointment of Co‑Trustee or Separate Trustee.	51

SECTION 6.11. Eligibility; Disqualification	53

SECTION 6.12. Preferential Collection of Claims Against Issuer	53

SECTION 6.13. Representations and Warranties of Indenture Trustee	53

SECTION 6.14. Annual Report by Independent Registered Public Accountants	53

SECTION 6.15. Custody of Storm Recovery Bond Collateral	53

SECTION 6.16. Foreign Account Tax Compliance Act	54
ARTICLE VII
Holders’ Lists and Reports

SECTION 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Holders	54

SECTION 7.02. Preservation of Information; Communications to Holders.	55

SECTION 7.03. Reports by Issuer.	55

SECTION 7.04. Reports by Indenture Trustee	56
ARTICLE VIII
Accounts, Disbursements and Releases

SECTION 8.01. Collection of Money	56

SECTION 8.02. Collection Account.	56

SECTION 8.03. General Provisions Regarding the Collection Account.	59

SECTION 8.04. Release of Storm Recovery Bond Collateral.	60

SECTION 8.05. Opinion of Counsel	61

SECTION 8.06. Reports by Independent Registered Public Accountants	61
ARTICLE IX
SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures Without Consent of Holders.	62

SECTION 9.02. Supplemental Indentures with Consent of Holders	63

SECTION 9.03. Council Condition	65

SECTION 9.04. Execution of Supplemental Indentures	66

SECTION 9.05. Effect of Supplemental Indenture	66

SECTION 9.06. Conformity with Trust Indenture Act	66

SECTION 9.07. Reference in Storm Recovery Bonds to Supplemental Indentures	66
ARTICLE X
Miscellaneous

SECTION 10.01. Compliance Certificates and Opinions, etc.	67

SECTION 10.02. Form of Documents Delivered to Indenture Trustee	68

SECTION 10.03. Acts of Holders.	69

SECTION 10.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.	70

SECTION 10.05. Notices to Holders; Waiver	71

SECTION 10.06. Conflict with Trust Indenture Act	72

SECTION 10.07. Effect of Headings and Table of Contents	72

SECTION 10.08. Successors and Assigns	72

SECTION 10.09. Severability	72

SECTION 10.10. Benefits of Indenture	72

SECTION 10.11. Legal Holidays	72

SECTION 10.12. GOVERNING LAW	73

SECTION 10.13. Counterparts	73

SECTION 10.14. Recording of Indenture	73

SECTION 10.15. Issuer Obligation	73

SECTION 10.16. No Recourse to Issuer or Any Other Person	74

SECTION 10.17. Basic Documents	74

SECTION 10.18. No Petition	74

SECTION 10.19. Securities Intermediary	74

SECTION 10.20. Legending	74

SECTION 10.21. Rule 17g-5 Compliance	75

EXHIBITS AND SCHEDULES

EXHIBIT A	Form of Senior Secured Storm Recovery Bonds

EXHIBIT B	Form of Series Supplement

EXHIBIT C	Servicing Criteria to be Addressed by Indenture Trustee in Assessment of Compliance
APPENDIX

APPENDIX A	Definitions

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	N.A.
	(a)(5)	6.11
	(b)	6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01 and 7.02
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.03(a) and 7.04
	(d)	N.A.
314	(a)	3.09, 4.01, and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(2)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(3)	2.10 4.01 and 10.01(a)
	(d)	2.10, 8.04(b) and 10.01(b)
	(e)	10.01(a)
	(f)	10.01(a)
315	(a)	6.01(b)(i) and (ii)
	(b)	6.05
	(c)	6.01 (a)
	(d)	6.01(c)(i)‑(iii)
	(e)	5.13
316	(a) (last sentence)	Appendix A - definition of “Outstanding”
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N.A.
	(b)	5.07
	(c)	Appendix A - definition of “Record Date”
317	(a)(1)	5.03(a)
	(a)(2)	5.03(c)(iv)
	(b)	3.03
318	(a)	10.07
	(b)	10.07
	(c)	10.07
_______
**    “N.A.” shall mean “not applicable.”
This cross reference table shall not, for any purpose,
be deemed to be part of this Indenture.

This INDENTURE dated as of July 22, 2015, by and between Entergy New Orleans Storm Recovery Funding I, L.L.C., a Louisiana limited liability company (the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties (as defined herein) and in its separate capacity as a securities intermediary (the “Securities Intermediary”).
In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other and each of the Holders:
RECITALS OF THE ISSUER
The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of the Storm Recovery Bonds issuable hereunder, which will be of substantially the tenor set forth herein and in the Series Supplement.
All things necessary to (a) make the Storm Recovery Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Issuer, in consideration of the premises herein contained and of the purchase of the Storm Recovery Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Storm Recovery Bonds, the payment of all other amounts due under or in connection with this Indenture (including, without limitation, all fees, expenses, counsel fees, indemnity amounts and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in such Storm Recovery Bonds, has hereby executed and delivered this Indenture and by these presents does hereby and under the Series Supplement will convey, grant and assign, transfer and pledge, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Secured Parties, all and singular the property described in the Series Supplement (such property hereinafter referred to as the “Storm Recovery Bond Collateral”). The Series Supplement will more particularly describe the obligations of the Issuer secured by the Storm Recovery Bond Collateral.
AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Storm Recovery Bonds are to be issued, countersigned and delivered and that all of the Storm Recovery Bond Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

ARTICLE I	Definitions and Incorporation by Reference
SECTION 1.0 1Definitions
. Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used herein shall have the respective meanings set forth in Appendix A attached hereto and made a part hereof for all purposes of this Indenture.
SECTION 1.0 2Incorporation by Reference of Trust Indenture Act

. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Storm Recovery Bonds.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Indenture Trustee.
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
SECTION 1.0 3Rules of Construction
. Unless the context otherwise requires:
(i)     a term has the meaning assigned to it;
(ii)     an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time;
(iii)     “or” is not exclusive;
(iv)     “includes” and “including” means “includes without limitation” and “including without limitation”, respectively;
(v)     words in the singular include the plural and words in the plural include the singular; and
(vi)     the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE IIThe Storm Recovery Bonds
SECTION 1.0 1Form
. The Storm Recovery Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Storm Recovery Bonds, as evidenced by their execution of the Storm Recovery Bonds. Any portion of the text of any Storm Recovery Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Storm Recovery Bond.
The Storm Recovery Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing the Storm Recovery Bonds, as evidenced by their execution of the Storm Recovery Bonds.
Each Storm Recovery Bond shall be dated the date of its authentication. The terms of the Storm Recovery Bonds set forth in Exhibit A are part of the terms of this Indenture.

SECTION 1.0 2Denominations; Storm Recovery Bonds
. The Storm Recovery Bonds shall be issuable in the Minimum Denomination.
The Storm Recovery Bonds shall be issued in one or more Tranches, and shall be designated generally as the “Senior Secured Storm Recovery Bonds” of the Issuer, with such further particular designations added or incorporated in such title for such Tranche as a Responsible Officer of the Issuer may determine. All Storm Recovery Bonds shall be identical in all respects except for the denominations thereof, unless more than one Tranche is issued, in which case all Storm Recovery Bonds of the same Tranche shall be identical in all respects except for the denomination thereof. All Storm Recovery Bonds of a particular Tranche shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.
The Storm Recovery Bonds shall be created by the Series Supplement authorized by a Responsible Officer of the Issuer, which Series Supplement shall specify and establish the terms and provisions thereof. The several Tranches thereof may differ as between Tranches, in respect of any of the following matters:
(1) designation of the Tranches thereof;
(2) the principal amount;
(3) the Bond Interest Rate;
(4) the Payment Dates;
(5) the Scheduled Payment Dates;
(6) the Scheduled Final Payment Date;
(7) the Final Maturity Date;
(8) the place or places for the payment of interest, principal and premium, if any;
(9) the Minimum Denominations;
(10) the Expected Amortization Schedule;
(11) provisions with respect to the definitions set forth in Appendix A hereto;
(12) whether or not the Storm Recovery Bonds are to be Book-Entry Storm Recovery Bonds and the extent to which Section 2.11 should apply; and
(13) any other provisions expressing or referring to the terms and conditions upon which the Storm Recovery Bonds of any Tranche are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.

SECTION 1.0 3Execution, Authentication and Delivery
. The Storm Recovery Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Storm Recovery Bonds may be manual or facsimile.
Storm Recovery Bonds bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Storm Recovery Bonds or did not hold such offices at the date of such Storm Recovery Bonds.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Storm Recovery Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver such Storm Recovery Bonds as in this Indenture provided and not otherwise.

No Storm Recovery Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Storm Recovery Bond a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Storm Recovery Bond shall be conclusive evidence, and the only evidence, that such Storm Recovery Bond has been duly authenticated and delivered hereunder.
SECTION 1.0 4Temporary Storm Recovery Bonds
. Pending the preparation of Definitive Storm Recovery Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Storm Recovery Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Storm Recovery Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Storm Recovery Bonds may determine, as evidenced by their execution of such Storm Recovery Bonds.
If Temporary Storm Recovery Bonds are issued, the Issuer will cause Definitive Storm Recovery Bonds to be prepared without unreasonable delay. After the preparation of Definitive Storm Recovery Bonds, the Temporary Storm Recovery Bonds shall be exchangeable for Definitive Storm Recovery Bonds upon surrender of the Temporary Storm Recovery Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Storm Recovery Bonds, the Storm Recovery Bond Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Storm Recovery Bonds of authorized denominations. Until so delivered in exchange, the Temporary Storm Recovery Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Storm Recovery Bonds.
SECTION 1.0 5Registration; Registration of Transfer and Exchange of Storm Recovery Bonds. The Issuer shall cause to be kept a register (the “Storm Recovery Bond Register”) in which the Issuer shall provide for the registration of Storm Recovery Bonds and the registration of transfers of Storm Recovery Bonds. The Indenture Trustee shall be “Storm Recovery Bond Registrar” for the purpose of registering Storm Recovery Bonds and transfers of Storm Recovery Bonds as herein provided. Upon any resignation of any Storm Recovery Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Storm Recovery Bond Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Storm Recovery Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Storm Recovery Bond Registrar and of the location, and any change in the location, of the Storm Recovery Bond Register, and the Indenture Trustee shall have the right to inspect the Storm Recovery Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Storm Recovery Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of the Storm Recovery Bonds (separately stated by Tranche).
Upon surrender for registration of transfer of any Storm Recovery Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8‑401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Storm Recovery Bonds in any Minimum Denominations, of the same aggregate principal amount.

At the option of the Holder, Storm Recovery Bonds may be exchanged for other Storm Recovery Bonds in any Minimum Denominations, of the same Tranche and aggregate principal amount, upon surrender of the Storm Recovery Bonds to be exchanged at such office or agency as provided in Section 3.02. Whenever any Storm Recovery Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8‑401 of the UCC are met, execute and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Storm Recovery Bonds which the Holder making the exchange is entitled to receive.
All Storm Recovery Bonds issued upon any registration of transfer or exchange of other Storm Recovery Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Storm Recovery Bonds surrendered upon such registration of transfer or exchange.
Every Storm Recovery Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require.
No service charge shall be made to a Holder for any registration, transfer or exchange of Storm Recovery Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of Storm Recovery Bonds, other than exchanges pursuant to Sections 2.04 or 2.06 not involving any transfer.
The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the Storm Recovery Bond Registrar need not register transfers or exchanges (i) of any Storm Recovery Bond that has been submitted within fifteen (15) days preceding the due date for any payment with respect to such Storm Recovery Bond until after such due date has occurred or (ii) of Unregistered Storm Recovery Bonds unless Section 2.16 has been complied with in connection with such transfer or exchange.
SECTION 1.0 6Mutilated, Destroyed, Lost or Stolen Storm Recovery Bonds
. If (i) any mutilated Storm Recovery Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Storm Recovery Bond and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Storm Recovery Bond Registrar or the Indenture Trustee that such Storm Recovery Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8‑401 of the UCC are met, execute and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Storm Recovery Bond, a replacement Storm Recovery Bond of like tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Storm Recovery Bond, but not a mutilated Storm Recovery Bond, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Storm Recovery Bond, the Issuer may pay such destroyed, lost or stolen Storm Recovery Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Storm Recovery Bond or payment of a destroyed, lost or stolen Storm Recovery Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Storm Recovery Bond in lieu of which such replacement

Storm Recovery Bond was issued presents for payment such original Storm Recovery Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Storm Recovery Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Storm Recovery Bond from such Person to whom such replacement Storm Recovery Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
Upon the issuance of any replacement Storm Recovery Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Storm Recovery Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Storm Recovery Bond Registrar) connected therewith.
Every replacement Storm Recovery Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Storm Recovery Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Storm Recovery Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Storm Recovery Bonds duly issued hereunder.
The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Storm Recovery Bonds.
SECTION 1.0 7Persons Deemed Owner
. Prior to due presentment for registration of transfer of any Storm Recovery Bond, the Issuer, the Indenture Trustee, the Storm Recovery Bond Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Storm Recovery Bond is registered (as of the day of determination) as the owner of such Storm Recovery Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Storm Recovery Bond and for all other purposes whatsoever, whether or not such Storm Recovery Bond be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
SECTION 1.0 8Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved
.
(a)The Storm Recovery Bonds shall accrue interest as provided in the Series Supplement at the applicable Storm Recovery Bond Interest Rate, and such interest shall be payable on each applicable Payment Date. Any installment of interest, principal or premium, if any, payable on any Storm Recovery Bond which is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Storm Recovery Bond (or one or more Predecessor Storm Recovery Bonds) is registered on the Record Date for such Payment Date, by check mailed first‑class, postage prepaid to such Person’s address as it appears on the Storm Recovery Bond Register on such Record Date or in such other manner as may be provided in the Series Supplement except that (i) upon application to the Indenture Trustee by any Holder owning Storm Recovery Bonds in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder and (ii) with respect to Book‑Entry Storm Recovery Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Storm

Recovery Bond unless and until such Global Storm Recovery Bond is exchanged for Definitive Storm Recovery Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Storm Recovery Bond on a Payment Date which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)The principal of each Storm Recovery Bond of each Tranche shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in the Series Supplement; provided that installments of principal not paid when scheduled to be paid in accordance with the Expected Amortization Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in the Expected Amortization Schedule. Failure to pay principal in accordance with such Expected Amortization Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however that failure to pay the entire unpaid principal amount of the Storm Recovery Bonds of a Tranche upon the Final Maturity Date for the Storm Recovery Bonds of such Tranche shall constitute a Default or Event of Default with respect to the Storm Recovery Bonds under this Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Storm Recovery Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of the Storm Recovery Bonds representing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds have declared the Storm Recovery Bonds to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the Storm Recovery Bonds shall be made pro rata to the Holders entitled thereto unless otherwise provided in the Series Supplement with respect to a Tranche of the Storm Recovery Bonds. The Indenture Trustee shall notify the Person in whose name a Storm Recovery Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Storm Recovery Bond will be paid. Such notice shall be mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Storm Recovery Bond and shall specify the place where such Storm Recovery Bond may be presented and surrendered for payment of such installment.

(c)If interest on the Storm Recovery Bonds is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Storm Recovery Bond Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least ten (10) days before any such Special Record Date, the Issuer shall mail to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

SECTION 1.0 9Cancellation. All Storm Recovery Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Storm Recovery Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Storm Recovery Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Storm Recovery Bonds shall be authenticated in lieu of or in exchange for any Storm Recovery Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture. All canceled Storm Recovery Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 1.0 10Outstanding Amount; Authentication and Delivery of Storm Recovery Bonds. The aggregate Outstanding Amount of Storm Recovery Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate of the amounts of Storm Recovery Bonds that are authorized in the Financing Order but otherwise shall be unlimited.

Storm Recovery Bonds created and established by the Series Supplement may be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and, upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the Issuer, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of the Storm Recovery Bonds:
(1)     Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Storm Recovery Bonds by the Indenture Trustee and specifying the principal amount of Storm Recovery Bonds to be authenticated.
(2)     Authorizations. Copies of (x) the Financing Order, which shall be in full force and effect and be Final, (y) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of the Series Supplement and the execution, authentication and delivery of the Storm Recovery Bonds and (z) the duly executed Series Supplement for the Storm Recovery Bonds to be issued.
(3)     Opinions. An Opinion or Opinions, portions of which may be delivered by one or more Independent counsel for the Issuer, portions of which may be delivered by one or more Independent counsel for the Servicer, and portions of which may be delivered by one or more Independent counsel for the Seller, dated the Closing Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect:
(a)that all conditions precedent provided for in this Indenture relating to (i) the authentication and delivery of the Storm Recovery Bonds and (ii) the execution of the related Series Supplement to this Indenture, have been complied with;
(b)that the execution of the related Series Supplement to this Indenture is permitted by this Indenture; and
(c)of Annex I (d) through Annex I (f) inclusive and Annex I (h) through Annex I (t) inclusive of the Underwriting Agreement.
(4)     Authorizing Certificate. An Officer’s Certificate, dated the Closing Date, of the Issuer certifying that (a) the Issuer has duly authorized the execution and delivery of this Indenture and the Series Supplement and the execution and delivery of the Storm Recovery Bonds and (b) that the Series Supplement is in the form attached thereto, which Series Supplement shall comply with the requirements of Section 2.02.
(5)     The Storm Recovery Bond Collateral. The Issuer shall have made or caused to be made all filings with the Council and the Louisiana UCC Filing Officer pursuant to the Financing Order and the Storm Recovery Securitization Law and all other filings necessary to perfect the Grant of the Storm Recovery Bond Collateral to the Indenture Trustee and the Lien of this Indenture.
(6)     Certificates of the Issuer and the Seller.
(a)An Officer’s Certificate, dated as of the Closing Date:
(i)     to the effect that (A) the Issuer is not in Default under this Indenture and that the issuance of the Storm Recovery Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (B) that all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Storm Recovery Bonds have been complied with;
(ii)     to the effect that the Issuer has not assigned any interest or participation in the Storm Recovery Bond Collateral except for the Grant contained in this Indenture and the Series Supplement; the Issuer has the power and right to Grant the Storm Recovery Bond Collateral to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a first priority perfected security interest in all of its right, title and interest in and to the Storm Recovery Bond Collateral free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance arising as a result of actions of the Issuer or through the Issuer, except the Permitted Lien;
(iii)     to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;
(iv)     to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement, the Servicing Agreement, and the Administration Agreement, which are, to the knowledge of the Issuer, in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements; and
(v)     stating that all filings with the Council and the Louisiana UCC Filing Officer pursuant to the Storm Recovery Securitization Law, the UCC and the Financing Order and all UCC financing statements with respect to the Storm Recovery Bond Collateral which are required to be filed by the terms of the Financing Order, the Storm Recovery Securitization Law, the Sale Agreement, the Servicing Agreement and this Indenture have been filed as required.
(b)An officer’s certificate from the Seller, dated as of the Closing Date, to the effect that, in the case of the Storm Recovery Property identified in the Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement:
(i)     the Seller was the original and the sole owner of such Storm Recovery Property, free and clear of any Lien; the Seller had not assigned any interest or participation in such Storm Recovery Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power, authority and right to own, sell and assign such Storm Recovery Property and the proceeds thereof to the Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly sold and assigned to the Issuer all of its right, title and interest in and to such Storm Recovery Property and the proceeds thereof, free and clear of any Lien (other than the Permitted Lien) and such sale and assignment is absolute and irrevocable and has been perfected; and
(ii)     the attached copy of the Financing Order creating such Storm Recovery Property is true and complete and is in full force and effect.
(7)     Accountant’s Certificate or Letter. One or more certificates or letters, addressed to the Issuer complying with the requirements of Section 10.01(a), of a firm of Independent registered public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the Issuer within the meaning of this Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the Storm Recovery Bond Collateral, they have applied such procedures as instructed by the addressee of such certificate or letter.
(8)     Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement.

(9)     Rating Agency Condition. The Indenture Trustee shall receive evidence reasonably satisfactory to it that the Storm Recovery Bonds have received the ratings from each Rating Agency required by the Underwriting Agreement as a condition to the issuance of the Storm Recovery Bonds.
(10)     Required Capital Level. Evidence satisfactory to the Indenture Trustee that the Required Capital Level has been credited to the Capital Subaccount.
(11)     Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

SECTION 1.0 11Book‑Entry Storm Recovery Bonds
. Unless the Series Supplement provides otherwise, all of the Storm Recovery Bonds shall be issued in Book‑Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order, authenticate and deliver one or more Global Storm Recovery Bonds, evidencing the Storm Recovery Bonds which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of such Storm Recovery Bonds to be issued pursuant to the applicable Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions, and (iv) shall bear a legend substantially to the effect set forth in Exhibit A.
Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.
No Holder of the Storm Recovery Bonds issued in Book‑Entry Form shall receive a Definitive Storm Recovery Bond representing such Holder’s interest in any such Storm Recovery Bonds, except as provided in Section 2.13. Unless (and until) certificated, fully registered Storm Recovery Bonds (the “Definitive Storm Recovery Bonds”) have been issued to the Holders pursuant to Section 2.13 or pursuant to the Series Supplement relating thereto:
(a)the provisions of this Section 2.11 shall be in full force and effect;
(b)the Issuer, the Servicer, the Paying Agent, the Storm Recovery Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Storm Recovery Bonds and the giving of instructions or directions hereunder) as the authorized representatives of the Holders;
(c)to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;
(d)the rights of Holders of the Storm Recovery Bonds shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive Storm Recovery Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book‑entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book‑Entry Storm Recovery Bonds to such Clearing Agency Participants; and
(e)whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of the Storm Recovery Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Storm Recovery Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

SECTION 1.0 12Notices to Clearing Agency. Unless and until Definitive Storm Recovery Bonds shall have been issued to Holders pursuant to Section 2.13, whenever notice, payment, or other communications to the holders of Book‑Entry Storm Recovery Bonds is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency.

SECTION 1.0 13Definitive Storm Recovery Bonds. If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a qualified successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book‑entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding Storm Recovery Bonds aggregating not less than a majority of the aggregate Outstanding Amount of the Storm Recovery Bonds maintained as Book‑Entry Storm Recovery Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book‑entry system through the Clearing Agency is no longer in the best interests of the Holders, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders in writing of the occurrence of any such event and of the availability of Definitive Storm Recovery Bonds to the Holders requesting the same. Upon surrender to the Indenture Trustee of the Global Storm Recovery Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Storm Recovery Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Storm Recovery Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Storm Recovery Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Storm Recovery Bonds as Holders hereunder.

Definitive Storm Recovery Bonds will be transferable and exchangeable at the offices of the Storm Recovery Bonds Registrar. With respect to any transfer of such Definitive Storm Recovery Bonds, the new Definitive Storm Recovery Bonds registered in the names specified by the transferee and the original transferor shall be available at the offices of such transfer agent.
SECTION 1.0 14CUSIP Number. The Issuer in issuing any Storm Recovery Bond may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Storm Recovery Bonds and that reliance may be placed only on the other identification numbers printed on the Storm Recovery Bonds. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Storm Recovery Bond.

SECTION 1.0 15Letter of Representations. Notwithstanding anything to the contrary in this Indenture or the Series Supplement, the parties hereto shall comply with the terms of each Letter of Representations applicable to such party.

SECTION 1.0 16Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Storm Recovery Bond, by acquiring any Storm Recovery Bond or interest therein, (a) express their intention that, solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Storm Recovery Bonds qualify under applicable tax law as indebtedness of the Member secured by the Storm Recovery Bond Collateral and (b) solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Storm Recovery Bonds are outstanding, agree to treat the Storm Recovery Bonds as indebtedness of the Member secured by the Storm Recovery Bond Collateral unless otherwise required by appropriate taxing authorities.

SECTION 1.0 17Council Pledge and State Pledge. The Council has pledged for the benefit of the Holders, pursuant to the Financing Order and Section 1228(C)(5) of the Storm Recovery Securitization Law as follows:
After the earlier of the transfer of the storm recovery property to an assignee or issuance of the storm recovery bonds authorized by [the] [f]inancing [o]rder, [the] [f]inancing [o]rder is irrevocable until the indefeasible payment in full of such bonds and the related financing costs. The Council covenants, pledges and agrees it thereafter shall not amend, modify, or terminate [the] financing order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in [the] financing order, or in any way reduce or impair the value of the storm recovery property created by [the] financing order, except as may be contemplated by a refinancing authorized under [the Storm Recovery Securitization Law] or the periodic true up adjustments authorized by [the] financing order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs….
Nothing in [the] financing order shall preclude limitation or alteration of [the] financing order if and when full compensation is made for the full protection of the storm recovery charges approved pursuant to [the] financing order and the full protection of the holders of storm recovery bonds and any assignee or financing party.
Pursuant to Section 1234 of the Storm Recovery Securitization Law, the State of Louisiana pledges to and agrees for the benefit of the Holders, the owners of the Storm Recovery Property (including the Issuer), and other financing parties that the State of Louisiana shall not:
(1) Alter the provisions of [the Storm Recovery Securitization Law] which authorize the [Council] to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and non-bypassable charges;
(2) Take or permit any action that impairs or would impair the value of storm recovery property; or
(3) Except as provided for in Section 1234 [of the Storm Recovery Securitization Law] and except for adjustments under any true-up mechanism established by the [Council], reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs, and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full. Nothing in this [p]aragraph shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party.
The Issuer hereby acknowledges that the purchase of any Storm Recovery Bond by a Holder or the purchase of any beneficial interest in a Storm Recovery Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such pledges by the Council and the State of Louisiana, respectively.
SECTION 1.0 18Transfer and Security Interests. The Issuer hereby makes the following representations and warranties.
(a)In accordance with the Storm Recovery Securitization Law, (i) the rights and interests of ENO under the Financing Order related to the Storm Recovery Bonds, including the irrevocable right to impose, bill, charge, collect and receive the Storm Recovery Charges authorized in the Financing Order related to the Storm Recovery Bonds, are assignable and are Storm Recovery Property; and (ii) the Issuer has obtained by transfer from ENO all of the rights of ENO with respect to such Storm Recovery Property, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including the right to impose, bill, charge, collect and receive any amounts payable by any Customer in respect of the Storm Recovery Property;
(b)Under the terms of Section 1230 of the Storm Recovery Securitization Law, the transfer of the Storm Recovery Property by ENO to the Issuer has been perfected under Section 1230 of the Storm Recovery Securitization Law by filing a financing statement with the Louisiana UCC Filing Officer and is effective against Customers, creditors of the Seller, subsequent transferees, and all other third parties, notwithstanding the absence of actual knowledge of or notice to the Customers of the sale, assignment, or transfer;
(c)Other than the security interests granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the Storm Recovery Bond Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the Storm Recovery Bond Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Secured Parties in connection with this Indenture;
(d)This Indenture constitutes a valid and continuing lien on, and first priority perfected security interest in, the Storm Recovery Bond Collateral in favor of the Indenture Trustee on behalf of the Secured Parties, which lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing;
(e)[reserved];
(f)The Issuer has good and marketable title to the Storm Recovery Bond Collateral free and clear of any Lien, claim or encumbrance of any Person other than the Permitted Lien;
(g)All of the Storm Recovery Bond Collateral constitutes either Storm Recovery Property or accounts, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the Storm Recovery Bond Collateral may also take the form of instruments;
(h)The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the Storm Recovery Bond Collateral granted to the Indenture Trustee, for the benefit of the Secured Parties;

(i)The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Storm Recovery Bond Collateral granted to the Indenture Trustee;
(j)The Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Issuer that include a description of the Storm Recovery Bond Collateral other than those filed in favor of the Indenture Trustee;
(k)The Issuer is not aware of any judgment or tax Lien filings against the Issuer;
(l)The Collection Account (including all Subaccounts thereof) constitutes a “securities account” within the meaning of the UCC;
(m)The Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the person having a security entitlement against the Securities Intermediary in such securities account, the Collection Account is not in the name of any person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary to comply with entitlement orders of any person other than the Indenture Trustee;
(n)All of the Storm Recovery Bond Collateral constituting investment property has been and will have been credited to the Collection Account or a Subaccount thereof, and the Securities Intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as “financial assets” within the meaning of the UCC. Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto; and
(o)The representations and warranties set forth in this Section 2.18 shall survive the execution and delivery of this Indenture and the issuance of any Storm Recovery Bonds, shall be deemed re‑made on each date on which any funds in the Collection Account are distributed to Issuer or otherwise released from the Lien of this Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE IIICovenants

SECTION 1.0 1Payment of Principal, Premium, if any, and Interest. The principal of and premium, if any, and interest on the Storm Recovery Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the Storm Recovery Bonds and this Indenture; provided that except on the Final Maturity Date or upon the acceleration of the Storm Recovery Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of such Storm Recovery Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

SECTION 1.0 2Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency at the Corporate Trust Office where Storm Recovery Bonds may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

SECTION 1.0 3Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Storm Recovery Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments with respect to any Storm Recovery Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.

Each Paying Agent shall meet the eligibility criteria set forth for any Indenture Trustee under Section 6.11. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:
(i)     hold all sums held by it for the payment of amounts due with respect to the Storm Recovery Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)     give the Indenture Trustee and the Rating Agencies written notice of any Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Storm Recovery Bonds;
(iii)     at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
(iv)     immediately, with notice to the Rating Agencies, resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Storm Recovery Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and
(v)     comply with all requirements of the Code and other tax laws with respect to the withholding from any payments made by it on any Storm Recovery Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Storm Recovery Bond and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Request; and, subject to Section 10.15, the Holder of such Storm Recovery Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty

(30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
SECTION 1.0 4Existence. The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Louisiana (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the Storm Recovery Bonds, the Storm Recovery Bond Collateral and each other instrument or agreement referenced herein or therein.

SECTION 1.0 5Protection of Storm Recovery Bond Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the Council or the Louisiana UCC Filing Officer or under the NY UCC pursuant to the Financing Order or to the Storm Recovery Securitization Law and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:
(i)     maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture and the Series Supplement or carry out more effectively the purposes hereof;
(ii)     perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
(iii)     enforce any of the Storm Recovery Bond Collateral;
(iv)     preserve and defend title to the Storm Recovery Bond Collateral and the rights of the Indenture Trustee and the Holders in such Storm Recovery Bond Collateral against the Claims of all Persons and parties, including, without limitation, the challenge by any party to the validity or enforceability of the Financing Order, any Tariff, the Storm Recovery Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the Council or the State of Louisiana of any of its obligations or duties under the Storm Recovery Securitization Law, the State Pledge, the Council Pledge or the Financing Order or any Tariff; or
(v)     pay any and all taxes levied or assessed upon all or any part of the Storm Recovery Bond Collateral.
The Issuer shall furnish a copy of the recorded financing and continuation statement promptly to the Indenture Trustee, it being understood that the Indenture Trustee shall have no such obligation or any duty to prepare or file such documents.
SECTION 1.0 6Opinions as to Storm Recovery Bond Collateral.
(a)On the Closing Date, the Issuer shall furnish to the Indenture Trustee Opinion(s) of Independent counsel of the Issuer either stating that, in the opinion of such counsel, (x) such action has been taken with respect to the recording and filing of the Issuer’s ownership interest (and, in the case that the last sentence of Section 2.01 of the Sale Agreement is operative, security interest) in the Storm Recovery Property and with respect to this Indenture, any indentures supplemental hereto, with respect to any other requisite documents, and with respect to the filing of any filings with the Council or the Louisiana UCC Filing Officer pursuant to the Storm Recovery Securitization Law, the Louisiana UCC and the Financing Order and any financing statements and continuation statements under the UCC of Louisiana or other requisite jurisdictions

(including any financing statements and continuation statements required under the UCC of Louisiana or other requisite jurisdictions to perfect and make effective the Lien on the Storm Recovery Bond Collateral that is not Storm Recovery Property), as are necessary to perfect and make effective the Issuer’s ownership (or security) interest in the Storm Recovery Property and the Lien, and perfected security interest created by this Indenture and the Series Supplement, and no other Lien or security interest is equal or prior to the Lien and security interest of the Indenture Trustee in the Storm Recovery Bond Collateral (including in the Storm Recovery Bond Collateral that is not Storm Recovery Property), and reciting the details of such action, or (y) no such action is necessary to make effective such interest, Lien and security interest.
(b)Within ninety (90) days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2016, the Issuer shall furnish to the Indenture Trustee Opinion(s) of Independent counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re‑recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any filings with the Council or the Louisiana UCC Filing Officer pursuant to the Storm Recovery Securitization Law, the Louisiana UCC and the Financing Order and any financing statements and continuation statements under any other requisite jurisdictions as are necessary to maintain the Issuer’s perfected ownership interest (or in the case that the last sentence of Section 2.01 of the Sale Agreement is operative, security interest) in the Storm Recovery Property and the Lien created by this Indenture and the Series Supplement, and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such interest, Lien and security interest. Such Opinion(s) shall also describe the recording, filing, re‑recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the Council or the Louisiana UCC Filing Officer, and financing statements and continuation statements any other requisite jurisdictions that will, in the opinion of such counsel, be required within the twelve‑month period following the date of such opinion to maintain the Issuer’s perfected ownership interest (and, in the case that the last sentence of Section 2.01 of the Sale Agreement is operative, security interest) in the Storm Recovery Property and the interest, Lien and the perfected security interest created by this Indenture and the Series Supplement.
(c)Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee Opinion(s) of Independent counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the Council and the Louisiana UCC Filing Officer pursuant to the Storm Recovery Securitization Law, the Louisiana UCC or other requisite jurisdictions or the Financing Order, have been executed and filed that are necessary fully to preserve and protect the Issuer’s perfected ownership interest (and, in the case that the last sentence of Section 2.01 of the Sale Agreement is operative, security interest) in the Storm Recovery Property and the interest, Lien and security interest of the Indenture Trustee in the Storm Recovery Property and the Storm Recovery Bond Collateral, respectively, and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such, interest, Lien and security interest.
SECTION 1.0 7Performance of Obligations; Servicing; SEC Filings.
(a)The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Storm Recovery Bond Collateral and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Series Supplement, the Sale Agreement, the Servicing Agreement or such other instrument or agreement.

(b)The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.
(c)The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Series Supplement, the other Basic Documents and in the instruments and agreements included in the Storm Recovery Bond Collateral, including filing or causing to be filed all filings with the Council or the Louisiana UCC Filing Officer pursuant to the Storm Recovery Securitization Law or the Financing Order, all UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.
(d)If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Storm Recovery Property, the Storm Recovery Bond Collateral or the Storm Recovery Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.
(e)As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee shall, at the written direction of the Holders evidencing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement. If within thirty (30) days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition the Council or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, ENO may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in the Servicing Agreement.
(f)Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Holders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.
(g)The Issuer shall (or shall cause the Sponsor to) post on its website (or the Sponsor’s or an affiliate’s website) and file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act (to the extent permitted by and consistent with the Issuer’s and the Sponsor’s obligations under applicable law) and post on its website (or the Sponsor’s or an affiliate’s website) for investors the following information with respect to the Outstanding Storm Recovery Bonds to the extent such information is reasonably available to the Issuer:
(i)     statements of any remittances of Storm Recovery Charges made to the Indenture Trustee during the six month period ending on the most recent Payment Date (to be included in a Form 10‑D or Form 10‑K, or successor forms thereto);
(ii)     a statement reporting the balances in the Collection Account and in each Subaccount of the Collection Account as of the end of business on the most recent Payment Date (to be included in a Form 10‑D or Form 10‑K, or successor forms thereto);
(iii)     a statement showing the balance of Outstanding Storm Recovery Bonds as of the end of business on the most recent Payment Date that reflects the actual periodic payments made on the Storm Recovery Bonds versus the expected periodic payments (to be included in the next Form 10‑D or Form 10‑K filed, or successor forms thereto);
(iv)     the Semi-Annual Servicer’s Certificate and the Monthly Servicer’s Certificate which are required to be submitted pursuant to the Servicing Agreement (to be filed with a Form 10‑D, Form 10‑K or Form 8‑K, or successor forms thereto);
(v)     any change in the long‑term or short‑term credit ratings of the Servicer assigned by the Rating Agencies;
(vi)     material legislative or regulatory developments directly relevant to the Outstanding Storm Recovery Bonds (to be filed or furnished in a Form 8‑K); and
(vii)     any reports and other information that the Issuer is required to file with the SEC under the Exchange Act.
As of the Closing Date, the address of the Sponsor’s website maintained by the Issuer for investors is
http://www.entergy.com/investor_relations/securitization_filings.aspx.
At the written direction of the Issuer, the Indenture Trustee shall post on the Indenture Trustee's website for investors (based solely on information set forth in the Semi-Annual Servicer's Certificate) with respect to the Outstanding Storm Recovery Bonds, to the extent such information is set forth in the Semi-Annual Servicer's Certificate, a statement showing the balance of Outstanding Storm Recovery Bonds that reflects the actual payments made on the Storm Recovery Bonds during the applicable period. The address of the Indenture Trustee's website for investors is https://gctinvestorreporting.bnymellon.com. The Indenture Trustee shall immediately notify the Issuer, the Holders and the Rating Agencies of any change to the address of the website for investors.
Notwithstanding the foregoing, nothing herein shall preclude the Issuer from voluntarily suspending or terminating its filing obligations as Issuer with the SEC to the extent permitted by applicable law.
(h)The Issuer shall make all filings required under the Storm Recovery Securitization Law relating to the transfer of the ownership or security interest in the Storm Recovery Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

SECTION 1.0 8Certain Negative Covenants. So long as any Storm Recovery Bonds are Outstanding, the Issuer shall not:
(i)     except as expressly permitted by this Indenture and the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Storm Recovery Bond Collateral, unless directed to do so by the Indenture Trustee in accordance with Article V;
(ii)     claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Storm Recovery Bonds (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Storm Recovery Bond Collateral;
(iii)     terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

(iv)     (A) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture and the Series Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Storm Recovery Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any Lien (other than the Lien of this Indenture or the Series Supplement) to be created on or extend to or otherwise arise upon or burden the Storm Recovery Bond Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (C) permit the Lien of the Series Supplement not to constitute a valid first priority perfected security interest in the Storm Recovery Bond Collateral;
(v)     enter into any swap, hedge or similar financial instrument;
(vi)     elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;
(vii)     change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days’ prior to the effective date of any such change the Issuer delivers to the Indenture Trustee (with copies to the Rating Agencies) such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture and the Series Supplement;
(viii)     take any action which is subject to the Rating Agency Condition without satisfying the Rating Agency Condition;
(ix)     except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in Section 3.07(g); or
(x)     issue any storm recovery bonds under the Storm Recovery Securitization Law or any similar law (other than the Storm Recovery Bonds).

SECTION 1.0 9Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2016), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:
(i)     a review of the activities of the Issuer during the preceding twelve (12) months ended December 31 (or, in the case of the first such Officer’s Certificate, since the Closing Date) and of performance under this Indenture has been made; and
(ii)     to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such twelve‑month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

SECTION 1.0 10Issuer May Consolidate, etc., Only on Certain Terms.
(a)The Issuer shall not consolidate or merge with or into any other Person, unless:
(i)     the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, and (C) assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Servicing Agreement and each other Basic Document to which the Issuer is a party;
(ii)     immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;
(iii)     the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;
(iv)     the Issuer shall have delivered to ENO, the Indenture Trustee and the Rating Agencies an opinion or opinions of Independent tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to ENO and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph)) to the effect that, as a result of the consolidation or merger, (a) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Storm Recovery Bonds will be treated as debt of the Issuer’s sole owner for United States federal income tax purposes and (b) for United States federal income tax purposes, the issuance of the Storm Recovery Bonds will not result in gross income to the Seller;
(v)     any action as is necessary to maintain the Issuer’s perfected security interest in the Storm Recovery Property and the Lien and the first priority perfected security interest in the Storm Recovery Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Independent counsel of the Issuer delivered to the Indenture Trustee; and
(vi)     the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Independent counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture, the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).
(b)Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Storm Recovery Bond Collateral, to any Person, unless:
(i)     the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the Series Supplement and the Storm Recovery Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Storm Recovery Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assume all obligations and succeed to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;
(ii)     immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)     the Rating Agency Condition shall have been satisfied with respect to such transaction;
(iv)     the Issuer shall have delivered to ENO, the Indenture Trustee and the Rating Agencies an opinion or opinions of Independent tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to ENO and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that, as a result of the disposition, (a) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Storm Recovery Bonds will be treated as debt of the Issuer’s sole owner for United States federal income tax purposes and (b) for United States federal income tax purposes, the issuance of the Storm Recovery Bonds will not result in gross income to the Seller;
(v)     any action as is necessary to maintain the Issuer’s perfected security interest in the Storm Recovery Property and the Lien and the first priority perfected security interest in the Storm Recovery Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of the Issuer delivered to the Indenture Trustee; and
(vi)     the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of the Issuer each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 1.0 11Successor or Transferee.
(a)Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.
(b)Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Storm Recovery Bonds and the Storm Recovery Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

SECTION 1.0 12No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and managing the Storm Recovery Property and the other Storm Recovery Bond Collateral and the issuance of the Storm Recovery Bonds in the manner contemplated by the Financing Order and this Indenture and the Basic Documents and activities incidental thereto.

SECTION 1.0 13No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Storm Recovery Bonds and any other indebtedness expressly permitted by or arising under the Basic Documents.

SECTION 1.0 14Servicer’s Obligations. The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.

SECTION 1.0 15Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 1.0 16Capital Expenditures. Other than the purchase of Storm Recovery Property from the Seller on the Closing Date and other than expenditures made out of available funds in an aggregate amount not to exceed $25,000 in any calendar year, the Issuer shall not make any expenditure (by long‑term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 1.0 17Restricted Payments. Except as provided in Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(e)(x) to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below the Required Capital Level. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 1.0 18Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, the Council and the Rating Agencies prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01, and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

SECTION 1.0 19Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the Issuer’s perfected ownership interest (and, in the case that the last sentence of Section 2.01 of the Sale Agreement is operative, security interest) in the Storm Recovery Property and the first priority perfected security interest of the Indenture Trustee in the Storm Recovery Bond Collateral.

SECTION 1.0 20Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent registered public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the

Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final offering circular, registration statement or other document a copy of which has been filed with the SEC, (iv) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.20, or (v) to any Rating Agency or (c) any other disclosure authorized by the Issuer.

SECTION 1.0 21Sale Agreement, Servicing Agreement, and Administration Agreement Covenants.
(a)The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement, the Administration Agreement and the other Basic Documents, and to compel or secure the performance and observance by the Seller, the Servicer, the Administrator and ENO of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement and the other Basic Documents in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.21(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect.
(b)If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Holders of a majority of the Outstanding Amount of Storm Recovery Bonds shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, ENO, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, ENO, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement and the Administration Agreement, and any right of the Issuer to take such action shall be suspended.
(c)Except as set forth in Section 3.21(e), if the proposed amendment is reasonably anticipated to increase Ongoing Financing Costs, the consent of the Council pursuant to Section 9.03, the Administration Agreement, the Sale Agreement and the Servicing Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Holders of Storm Recovery Bonds; provided that such amendment, as evidenced by an Opinion of Independent counsel of the Issuer, shall not adversely affect the interest of any Holder of Storm Recovery Bonds in any material respect; and provided that the Council may at any time order the Servicer to account for any interest earnings on SRC Payments without the consent or approval of the Indenture Trustee or the Holders of the Storm Recovery Bonds.
(d)Except as set forth in Section 3.21(e), if the Issuer, the Seller, ENO, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement, or the Servicing Agreement, or waive timely performance or observance by the Seller, ENO, the Administrator or the Servicer under the Sale Agreement, the Administration Agreement or the Servicing Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Storm Recovery Bonds, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee and the Council in writing and the Indenture Trustee shall notify the Holders of the Storm Recovery Bonds of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto. The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only with the prior written consent of the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds materially and adversely affected thereby and if the Rating Agency Condition is satisfied and, if the proposed amendment, modification, waiver, supplement, termination or surrender is reasonably anticipated to increase Ongoing Financing Costs as defined in the Financing Order, the consent of the Council pursuant to Section 9.03. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.
(e)If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for True‑Up Adjustments, the Issuer shall notify the Council and the Indenture Trustee in writing and the Indenture Trustee shall notify the Holders of the Storm Recovery Bonds of such proposal and the Indenture Trustee shall consent thereto only with the prior written consent of the Holders of a majority of the Outstanding Amount of Storm Recovery Bonds and only if the Rating Agency Condition has been satisfied with respect thereto.
(f)Promptly following a default by the Seller under the Sale Agreement, by the Administrator under the Administration Agreement or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, ENO, the Administrator or the Servicer of their obligations under and in accordance with the Sale Agreement, the Servicing Agreement and the Administration Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, ENO, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement or the Administration Agreement, as applicable.
Before consenting to any amendment, modification, supplement, termination, waiver or surrender under Sections 3.21(d) or (e), the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion stating that such action is authorized or permitted by this Indenture.
SECTION 1.0 22Taxes. So long as any of the Storm Recovery Bonds are Outstanding, the Issuer shall pay or cause to be paid all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Storm Recovery Bond Collateral; provided that no such tax need be paid if the Issuer is contesting or causing to be contested the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 1.0 23Volcker Rule. The Issuer is structured so as not to be a "covered fund" under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), commonly known as the “Volcker Rule.”

ARTICLE IVSatisfaction and Discharge; Defeasance

SECTION 1.0 1Satisfaction and Discharge of Indenture; Defeasance.
(a)This Indenture shall cease to be of further effect with respect to the Storm Recovery Bonds and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Storm Recovery Bonds, when:
(i)     either
(A)     all Storm Recovery Bonds theretofore authenticated and delivered (other than (1) Storm Recovery Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) Storm Recovery Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or
(B)     either (1) the Scheduled Final Payment Date has occurred with respect to all Storm Recovery Bonds not theretofore delivered to the Indenture Trustee for cancellation or (2) such Storm Recovery Bonds will be due and payable on the Scheduled Final Payment Date within one year, and in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on such Storm Recovery Bonds not theretofore delivered to the Indenture Trustee for cancellation and all other sums payable hereunder by the Issuer with respect to such Storm Recovery Bonds when scheduled to be paid and to discharge the entire indebtedness on such Storm Recovery Bonds when due;
(ii)     the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Storm Recovery Bonds; and
(iii)     the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Independent counsel of the Issuer and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Storm Recovery Bonds have been complied with.
(b)Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Storm Recovery Bonds (“Legal Defeasance Option”) or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18 and 3.19 and the operation of Section 5.01(iii) (“Covenant Defeasance Option”) with respect to the Storm Recovery Bonds. The Issuer may exercise the Legal Defeasance Option with respect to the Storm Recovery Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.
If the Issuer exercises the Legal Defeasance Option, the maturity of the Storm Recovery Bonds may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Storm Recovery Bonds may not be accelerated because of an Event of Default specified in Section 5.01(iii).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.
(c)Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Storm Recovery Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, shall survive until the Storm Recovery Bonds as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) have been paid in full. Thereafter the obligations in Sections 6.07 and 4.04 shall survive.

SECTION 1.0 2Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any of the Storm Recovery Bonds only if:
(a)the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Storm Recovery Bonds not therefore delivered to the Indenture Trustee for cancellation and all other sums payable hereunder by the Issuer with respect to the Storm Recovery Bonds when scheduled to be paid and to discharge the entire indebtedness on the Storm Recovery Bonds when due;
(b)the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Storm Recovery Bonds (i) principal in accordance with the Expected Amortization Schedule therefor, (ii) interest when due and (iii) all other sums payable hereunder by the Issuer with respect to such Storm Recovery Bonds;
(c)in the case of the Legal Defeasance Option, ninety‑five (95) days pass after the deposit is made and during the ninety‑five (95) day period no Default specified in Section 5.01(v) or (vi) occurs which is continuing at the end of the period;
(d)no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;
(e)in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Independent tax counsel of the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Storm Recovery Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(f)in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Independent tax counsel of the Issuer to the effect that the Holders of the Storm Recovery Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(g)the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance Option or the Covenant Defeasance Option, as applicable, have been complied with as required by this Article IV;
(h)the Issuer delivers to the Indenture Trustee an Opinion of Independent counsel of the Issuer to the effect that (i) in a case under the Bankruptcy Code in which ENO (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited moneys or U.S. Government Obligations would not be in the bankruptcy estate of ENO (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event ENO (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of ENO (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of ENO or such other Affiliate; and
(i)the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.
Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Issuer to the Indenture Trustee under this Indenture or the Series Supplement or any obligation of the Issuer to apply such moneys or U.S. Government Obligations under Section 4.03 until principal of and premium, if any, and interest on such Storm Recovery Bonds shall have been paid in accordance with the provisions of this Indenture and the Series Supplement.
SECTION 1.0 3Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Storm Recovery Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Storm Recovery Bonds for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 which, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof which would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited, provided that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

SECTION 1.0 4Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Storm Recovery Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Storm Recovery Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V	Remedies

SECTION 1.0 1Events of Default. “Event of Default” with respect to the Storm Recovery Bonds, wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)     default in the payment of any interest on any Storm Recovery Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in Storm Recovery Charges received or otherwise), and such default shall continue for a period of five (5) Business Days; or
(ii)     default in the payment of the then unpaid principal of the Storm Recovery Bonds of any Tranche on the Final Maturity Date; or
(iii)     default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in clauses (i) or (ii) above), and such default shall continue or not be cured, for a period of thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Storm Recovery Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date that the Issuer has actual knowledge of the default; or
(iv)     any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, within thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Storm Recovery Bonds, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date the Issuer has actual knowledge of the default, or
(v)     the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Storm Recovery Bond Collateral in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Storm Recovery Bond Collateral, or ordering the winding‑up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or
(vi)     the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Storm Recovery Bond Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or
(vii)     any act or failure to act by the State of Louisiana or any of its agencies, officers or employees that violates or is not in accordance with the State Pledge or by the Council or any of its members, officers or employees that violates or is not in accordance with the Council Pledge; or
(viii)     any other event designated as such in the Series Supplement.
The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five (5) days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (I) which is an Event of Default under clauses (i), (ii), (v), (vi), (vii), or (viii) or (II) which with the giving of notice, the lapse of time, or both, would become an Event of Default under clause (iii) or (iv), including, in each case, the status of such Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
SECTION 1.0 2Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) should occur and be continuing, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds may declare the Storm Recovery Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the Storm Recovery Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
(i)     the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:
(A)     all payments of principal of and premium, if any, and interest on all Storm Recovery Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon the Storm Recovery Bonds if the Event of Default giving rise to such acceleration had not occurred; and
(B)     all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and
(ii)     all Events of Default, other than the nonpayment of the principal of the Storm Recovery Bonds that have become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
SECTION 1.0 3Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)If an Event of Default under Section 5.01(i) or (ii) has occurred and is continuing, subject to Section 10.18, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon such Storm Recovery Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Storm Recovery Bonds, wherever situated the moneys payable, or the related Storm Recovery Bond Collateral and the proceeds thereof, the whole amount then due and payable on the Storm Recovery Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Storm Recovery Bonds or the applicable Tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
(b)If an Event of Default (other than Event of Default under clause (vii) of Section 5.01) occurs and is continuing, the Indenture Trustee shall, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Holders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the Series Supplement or by law, including foreclosing or otherwise enforcing the Lien of the Storm Recovery Bond Collateral securing the Storm Recovery Bonds or applying to a court of competent jurisdiction for sequestration of revenues arising with respect to the Storm Recovery Property.
(c)If an Event of Default under Section 5.01(v) or (vi) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Storm Recovery Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:
(i)     to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Storm Recovery Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;
(ii)     unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)     to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and
(iv)     to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceeding relative to the Issuer, its creditors and its property.
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.
(d)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Storm Recovery Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(e)All rights of action and of asserting claims under this Indenture, or under any of the Storm Recovery Bonds, may be enforced by the Indenture Trustee without the possession of any of the Storm Recovery Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Storm Recovery Bonds.
(f)In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Storm Recovery Bonds, and it shall not be necessary to make any Holder a party to any such Proceedings.

SECTION 1.0 4Remedies; Priorities.
(a)If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):
(i)     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Storm Recovery Bonds or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due upon such Storm Recovery Bonds;
(ii)     institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Storm Recovery Bond Collateral;
(iii)     exercise any remedies of a secured party under the UCC, the Storm Recovery Securitization Law or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Storm Recovery Bonds;
(iv)     at the written direction of the Holders of 100% of the Outstanding Amount of the Storm Recovery Bonds, sell the Storm Recovery Bond Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and
(v)     exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator, ENO or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement or the Servicing Agreement;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Storm Recovery Bond Collateral following such an Event of Default, other than an Event of Default described in Section 5.01(i), or (ii), with respect to the Storm Recovery Bonds unless (A) the Holders of 100% of the Outstanding Amount of the Storm Recovery Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the Storm Recovery Bonds for principal and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the Storm Recovery Bond Collateral will not continue to provide sufficient funds for all payments on the Storm Recovery Bonds as they would have become due if the Storm Recovery Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of 66‑2/3% of the Outstanding Amount of the Storm Recovery Bonds. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Storm Recovery Bond Collateral for such purpose.
(b)If an Event of Default under clause (vii) of Section 5.01 shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Secured Parties, shall be entitled and empowered to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge or the Council Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(vii).
(c)If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

SECTION 1.0 5Optional Preservation of the Storm Recovery Bond Collateral. If the Storm Recovery Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the related Storm Recovery Bond Collateral. It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Storm Recovery Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Storm Recovery Bond Collateral. In determining whether to maintain possession of the Storm Recovery Bond Collateral or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Storm Recovery Bond Collateral for such purpose.

SECTION 1.0 6Limitation of Suits. Notwithstanding any provision hereof to the contrary, but subject to Section 5.07 hereof, no Holder of any Storm Recovery Bond shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Storm Recovery Securitization Law or to avail itself of the right to foreclose on the Storm Recovery Bond Collateral or otherwise enforce the Lien and the security interest on the Storm Recovery Bond Collateral with respect to this Indenture and the Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)     such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)     the Holders of not less than a majority of the Outstanding Amount of the Storm Recovery Bonds have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)     such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)     the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)     no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty‑day period by the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.
In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Storm Recovery Bonds, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
SECTION 1.0 7Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Storm Recovery Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Storm Recovery Bond on the due dates thereof expressed in such Storm Recovery Bond or in this Indenture or (ii) the unpaid principal, if any, of such Storm Recovery Bonds on the Final Maturity Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 1.0 8Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

SECTION 1.0 9Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 1.0 10Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

SECTION 1.0 11Control by Holders. The Holders of not less than a majority of the Outstanding Amount of the Storm Recovery Bonds shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Storm Recovery Bonds of such Tranche or Tranches or exercising any trust or power conferred on the Indenture Trustee with respect to such Tranche or Tranches; provided that:

(i)     such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Indenture Trustee in any personal liability or expense;
(ii)     subject to other conditions specified in Section 5.04, any direction to the Indenture Trustee to sell or liquidate any Storm Recovery Bond Collateral shall be by the Holders representing not less than 100% of the Outstanding Amount of the Storm Recovery Bonds;

(iii)     if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Storm Recovery Bond Collateral pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than 100% of the Outstanding Amount of the Storm Recovery Bonds to sell or liquidate the Storm Recovery Bond Collateral shall be of no force and effect; and
(iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;
provided, however, that, the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action. Furthermore and without limiting the foregoing, the Indenture Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense or liabilities.
SECTION 1.0 12Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Storm Recovery Bonds as provided in Section 5.02, the Holders representing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds of an affected Tranche may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Storm Recovery Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of the Storm Recovery Bonds of all Tranches affected. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 1.0 13Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Storm Recovery Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten (10) percent of the Outstanding Amount of the Storm Recovery Bonds or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Storm Recovery Bond on or after the due dates expressed in such Storm Recovery Bond and in this Indenture or (ii) the unpaid principal, if any, of any Storm Recovery Bond on or after the Final Maturity Date therefor.

SECTION 1.0 14Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 1.0 15Action on Storm Recovery Bonds. The Indenture Trustee’s right to seek and recover judgment on the Storm Recovery Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Storm Recovery Bond Collateral or any other assets of the Issuer.

ARTICLE VI	The Indenture Trustee

SECTION 1.0 1Duties of Indenture Trustee.
(a)If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
(ii)     in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture.
(c)The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:
(i)     this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;
(ii)     the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)     the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.
(d)Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.
(e)The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
(f)Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or the Administration Agreement.
(g)No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(h)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

(i)In the event that the Indenture Trustee is also acting as Paying Agent or Storm Recovery Bond Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Storm Recovery Bond Registrar.
(j)Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect Storm Recovery Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Storm Recovery Property.
(k)Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Storm Recovery Bonds or the Basic Documents.
(l)Commencing with March 15, 2016, on or before March 15 of each fiscal year ending December 31, so long as the Issuer is required to file Exchange Act reports, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with each of the applicable servicing criteria specified on Exhibit C hereto as required under Rules 13a‑18 and 15d‑18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rules 1‑02(a)(3) and 2‑02(g) of Regulation S‑X under the Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to clause (i).
(m)Anything in this Indenture to the contrary notwithstanding, other than the Indenture Trustee’s own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 1.0 2Rights of Indenture Trustee. The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document.
(a)Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Independent counsel of the Issuer (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion.
(b)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
(c)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(d)The Indenture Trustee may consult with counsel, and the advice or opinion with respect to legal matters relating to this Indenture and the Storm Recovery Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(e)The Indenture Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture and the Series Supplement or otherwise, unless it shall have grounds to believe in its discretion that security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby is to its satisfaction assured to it.

SECTION 1.0 3Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Storm Recovery Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Storm Recovery Bond Registrar, co‑registrar or co‑paying agent or agent appointed under Section 3.02 may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 1.0 4Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Storm Recovery Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Storm Recovery Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Storm Recovery Bonds or in the Storm Recovery Bonds other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Storm Recovery Bond Collateral, or for or in respect of the Storm Recovery Bonds (other than the certificate of authentication for the Storm Recovery Bonds) or the Basic Documents and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, the Servicer or any other Person under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of such Persons.

SECTION 1.0 5Notice of Defaults.
(a)If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the Council, each Rating Agency and each Bondholder notice of the Default within ninety (90) days after actual notice of such Default was received by a Responsible Officer of the Indenture Trustee (provided that the Indenture Trustee shall give the Rating Agencies prompt notice of any payment default in respect of the Storm Recovery Bonds). Except in the case of a Default in payment of principal of and premium, if any, or interest on any Storm Recovery Bond, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. Except for an Event of Default under Sections 5.01(i) or (ii) that occur at a time when the Indenture Trustee is acting as the Paying Agent, and except as provided in the first sentence of this Section 6.05, in no event shall the Indenture Trustee be deemed to have knowledge of a Default.
(b)If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall promptly, but no more frequently than monthly, mail to the Council notice of any legal fees or other expenses incurred by the Indenture Trustee in defending or prosecuting any actual or threatened litigation, including any administrative proceeding, in respect of the Storm Recovery Bonds or the Storm Recovery Bond Collateral.

SECTION 1.0 6Reports by Indenture Trustee to Holders.
(a)So long as Storm Recovery Bonds are Outstanding and the Indenture Trustee is the Storm Recovery Bond Registrar and Paying Agent, upon the written request of any Holder or the Issuer, within the prescribed period of time for tax reporting purposes after the end of each calendar year, it shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns. If the Storm Recovery Bond Registrar and Paying Agent is other than the Indenture Trustee, such Storm Recovery Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns.
(b)With respect to the Storm Recovery Bonds, on or prior to the Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to the Council and each Holder of the Storm Recovery Bonds on such Payment Date or Special Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement) as to the Storm Recovery Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:
(i)     the amount of the payment to Holders allocable to principal, if any;
(ii)     the amount of the payment to Holders allocable to interest;
(iii)     the aggregate Outstanding Amount of such Storm Recovery Bonds, before and after giving effect to any payments allocated to principal reported under clause (i) above;
(iv)     the difference, if any, between the amount specified in clause (iii) above and the Outstanding Amount specified in the related Expected Amortization Schedule;
(v)     any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and
(vi)     the amounts on deposit in the applicable Capital Subaccount and the applicable Excess Funds Subaccount, after giving effect to the foregoing payments.
(c)The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies and to the Sponsor (or an affiliate of the Sponsor) for posting on its website in accordance with Rule 17g-5 under the Exchange Act. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.
(d)The Indenture Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Storm Recovery Bonds shall be full and complete authorization and protection from liability with respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 1.0 7Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out‑of‑pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability, tax or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration and the enforcement of this Indenture, the Series Supplement and the Basic Documents and the Indenture Trustee’s rights, powers and obligations under this Indenture, the Series Supplement and the Basic Documents and the performance of its duties hereunder and obligations under or pursuant to this Indenture, the Series Supplement and the Basic Documents. The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the

Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith. The rights of the Indenture Trustee set forth in this Section 6.07 are subject to and limited by the priority of payments set forth in Section 8.02(e).
The payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the Series Supplement or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.
SECTION 1.0 8Replacement of Indenture Trustee and Securities Intermediary.
(a)The Indenture Trustee may resign at any time upon thirty (30) days’ prior written notice to the Issuer subject to clause (c) below. The Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:
(i)     the Indenture Trustee fails to comply with Section 6.11;
(ii)     the Indenture Trustee is adjudged a bankrupt or insolvent;
(iii)     a receiver or other public officer takes charge of the Indenture Trustee or its property;
(iv)     the Indenture Trustee otherwise becomes incapable of acting; or
(v)     the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or the Sponsor to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time.
Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary.
(b)If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and Securities Intermediary.
(c)A successor Indenture Trustee shall deliver a written acceptance of its appointment as the Indenture Trustee and as the Securities Intermediary to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee and Securities Intermediary, as applicable, under this Indenture and the other Basic Documents. No resignation or removal of the Indenture Trustee pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11. Notice of any such appointment shall be promptly given to each Rating Agency by the successor Indenture Trustee. The successor Indenture Trustee shall mail a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
(d)If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Storm Recovery Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
(e)If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.
SECTION 1.0 9Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Storm Recovery Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Storm Recovery Bonds so authenticated; and in case at that time any of the Storm Recovery Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Storm Recovery Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Storm Recovery Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.
SECTION 1.0 10Appointment of Co‑Trustee or Separate Trustee.
(a)Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the Storm Recovery Bond Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co‑trustee or co‑trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the Storm Recovery Bond Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Storm Recovery Bond Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co‑trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co‑trustee or separate trustee shall be required under Section 6.08. Notice of any such appointment shall be promptly given to each Rating Agency and the Council by the Indenture Trustee.
(b)Every separate trustee and co‑trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co‑trustee jointly (it being understood that such separate trustee or co‑trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Storm Recovery Bond Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co‑trustee, but solely at the direction of the Indenture Trustee;
(ii)     no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)     the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co‑trustee.
(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co‑trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co‑trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co‑trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
(d)Any separate trustee or co‑trustee may at any time constitute the Indenture Trustee, its agent or attorney‑in‑fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co‑trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 1.0 11Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a)(1) and § 310(a)(5) and Section 26(a)(1) of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have an investment-grade long term debt rating from each of Moody’s and Standard & Poor’s. The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
SECTION 1.0 12Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 1.0 13Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants that:
(a)the Indenture Trustee is a banking corporation validly existing and in good standing under the laws of the State of New York; and
(b)the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

SECTION 1.0 14Annual Report by Independent Registered Public Accountants. The Indenture Trustee hereby covenants that it will cooperate fully with the firm of Independent registered public accountants performing the procedures required under Section 3.04 of the Servicing Agreement; it being understood and agreed that the Indenture Trustee will so cooperate in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 1.0 15Custody of Storm Recovery Bond Collateral. The Indenture Trustee shall hold such of the Storm Recovery Bond Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Storm Recovery Bond Collateral as constitute investment property through the Securities Intermediary (which, as of the date hereof, is The Bank of New York Mellon). The initial Securities Intermediary, hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) the Securities Intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien, or right of set‑off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the internal laws of the State of New York. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15, or elsewhere in this Indenture, the Indenture Trustee shall not hold Storm Recovery Bond Collateral through an agent or a nominee.

SECTION 1.0 16Foreign Account Tax Compliance Act. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture, the Issuer agrees (i) to provide to the Indenture Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Indenture Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Indenture Trustee shall not have any liability, and (iii) to hold harmless the Indenture Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

ARTICLE VIIHolders’ Lists and Reports

SECTION 1.0 1Issuer To Furnish Indenture Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) six (6) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Bondholders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Storm Recovery Bond Registrar, no such list shall be required to be furnished.

SECTION 1.0 2Preservation of Information; Communications to Holders.
(a)The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Storm Recovery Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.
(b)Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or under the Storm Recovery Bonds. In addition, upon the written request of any Holder or group of Holders of Storm Recovery Bonds evidencing not less than ten (10) percent of the Outstanding Amount of the Storm Recovery Bonds, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders of the Storm Recovery Bonds for purposes of communicating with other Holders with respect to their rights hereunder.
(c)The Issuer, the Indenture Trustee and the Storm Recovery Bond Registrar shall have the protection of TIA § 312(c).

SECTION 1.0 3Reports by Issuer.
(a)The Issuer shall so long as the Issuer or the Sponsor is required to file such documents with the SEC:
(i)     provide to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer or the Sponsor may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;
(ii)     provide to the Indenture Trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(iii)     supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Holders described in TIA § 313(c)), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the SEC.
(b)Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 1.0 4Reports by Indenture Trustee. If required by TIA § 313(a), within sixty (60) days after December 31 of each year, commencing with the year after the issuance of the Storm Recovery Bonds, the Indenture Trustee shall mail to each Bondholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b); provided, however, that the initial report so issued shall be delivered not more than twelve (12) months after the Closing Date.
A copy of each report at the time of its mailing to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Storm Recovery Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Storm Recovery Bonds are listed on any stock exchange.

ARTICLE VIII	Accounts, Disbursements and Releases
SECTION 1.0 1Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Storm Recovery Bond Collateral, the Indenture Trustee

may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
SECTION 1.0 2Collection Account.
(a)Prior to the Closing Date, the Issuer shall open or cause to be opened, at the Indenture Trustee’s office located at the Corporate Trust Office, or at another Eligible Institution, a segregated trust account in the Indenture Trustee’s name for the deposit of SRC Remittances and all other amounts received with respect to the Storm Recovery Bond Collateral (the “Collection Account”). The Collection Account will consist of three subaccounts: a general subaccount (the “General Subaccount”), an excess funds subaccount (the “Excess Funds Subaccount”) and a capital subaccount (the “Capital Subaccount” and, together with the General Subaccount and the Excess Funds Subaccount, the “Subaccounts”); provided that the Series Supplement may provide for the establishment of a cost of issuance subaccount to provide for the application of Storm Recovery Bond proceeds to the payment of the costs of issuing the Storm Recovery Bonds. For administrative purposes, the Subaccounts may be established by the Indenture Trustee as separate accounts. Such separate accounts will be recognized individually as a Subaccount and collectively as the “Collection Account.” Prior to or concurrently with the issuance of the Storm Recovery Bonds, the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Level for the Storm Recovery Bonds. All amounts in the Collection Account not allocated to any other Subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Level for the Storm Recovery Bonds) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all Subaccounts contained therein. Withdrawals from and deposits to each of the foregoing Subaccounts of the Collection Account shall be made as set forth in Section 8.02(d) and (e). The Collection Account shall at all times be maintained in an Eligible Account, will be under the sole dominion and exclusive control of the Indenture Trustee, and only the Indenture Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in the General Subaccount of the Collection Account as part of the Storm Recovery Bond Collateral as herein provided. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.
(b)The Securities Intermediary hereby confirms that (i) the Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8‑501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8‑102(a) (14) of the UCC) and is acting in such capacity with respect to such accounts, and (iii) the Indenture Trustee for the benefit of the Secured Parties is the sole “entitlement holder” (as such term is defined in Section 8‑102(a)(7) of the UCC) with respect to such accounts and no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8‑102(a)(8)) with respect to such accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the Collection Account and shall be treated by it as a “financial asset” within the meaning of Section 8‑102(a)(9) of the UCC. Notwithstanding anything to the contrary, New York State shall be deemed to be the location and jurisdiction of the Securities Intermediary for purposes of Section 8‑110 of the UCC, and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c)The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Section 8.02.
(d)SRC Remittances shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account, all allocations to the Subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(c) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Semi-Annual Servicer’s Certificate.
(e)On each Payment Date for the Storm Recovery Bonds, the Indenture Trustee shall apply all amounts on deposit in the Collection Account, including all net earnings thereon, to pay the following amounts, in accordance with the Semi-Annual Servicer’s Certificate, in the following priority:
(i)     all fees payable by the Issuer to the Indenture Trustee, plus amounts owed by the Issuer to the Indenture Trustee (including legal fees and expenses) shall be paid to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed annually the amount set forth in the Series Supplement;
(ii)     the Servicing Fee for such Payment Date and all unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;
(iii)     the Administration Fee for such Payment Date shall be paid to the Administrator and the Independent Manager Fee for such Payment Date shall be paid to the Independent Manager;
(iv)     all other Operating Expenses for such Payment Date not described above shall be paid to the parties to which such Operating Expenses are owed;
(v)     Periodic Interest for such Payment Date, including any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable Storm Recovery Bond Interest Rate), with respect to the Storm Recovery Bonds shall be paid to the Holders of the Storm Recovery Bonds;
(vi)     principal due and payable on the Storm Recovery Bonds as a result of an Event of Default or on the Final Maturity Date of the Storm Recovery Bonds shall be paid to the Holders of the Storm Recovery Bonds;
(vii)     Periodic Principal for such Payment Date, including any overdue Periodic Principal, with respect to the Storm Recovery Bonds shall be paid to the Holders of the Storm Recovery Bonds in the order provided in the Series Supplement;
(viii)     any other unpaid Operating Expenses, fees, expenses and indemnity amounts owed to the Indenture Trustee;
(ix)     the amount, if any, by which the Required Capital Level with respect to the Storm Recovery Bonds exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;
(x)     if there is a positive balance after making the foregoing allocations, provided that no Event of Default has occurred or is continuing, to ENO an amount equal to a return on ENO’s capital contribution calculated at the rate of interest payable on the longest maturing Storm Recovery Bond, together with any deficiency in the payment of any such return on capital for any prior period;
(xi)     the balance, if any, shall be allocated to the Excess Funds Subaccount for distribution on subsequent Payment Dates; and
(xii)     after principal of and premium, if any, and interest on all Storm Recovery Bonds, and all of the other foregoing amounts, have been paid in full, including, without limitation, amounts due and payable to the Indenture Trustee under Section 6.07 or otherwise, the balance (including all amounts then held in the Capital Subaccount and the Excess Funds Subaccount), if any, shall be paid to the Issuer, free from the Lien of this Indenture and the Series Supplement.
All payments to the Holders pursuant to clauses (v), (vi) and (vii) above shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed. Payments in respect of principal of and premium, if any, and interest on each Tranche of the Storm Recovery Bonds will be made on a pro rata basis among all the Holders of such Tranche. In the case of an Event of Default, then, in accordance with Section 5.04(c), moneys will be applied pursuant to clauses (v) and (vi), in such order, on a pro rata basis, based upon the interest or the principal owed.
The amounts paid during any calendar year pursuant to clauses (i) and (iv) may not exceed the amounts set forth in the Series Supplement.
(f)If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e), the Indenture Trustee shall (i) first, draw from amounts on deposit in the Excess Funds Subaccount and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clause (ix) above, the Indenture Trustee shall draw from amounts on deposit in the Excess Funds Subaccount to make such allocations.

SECTION 1.0 3General Provisions Regarding the Collection Account.
(a)So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the Storm Recovery Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity or the date of redemption thereof. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Independent counsel of the Issuer (at the Issuer’s cost and expense) to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.
(b)Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
(c)If (i) the Issuer shall have failed to give written investment directions or provided an Issuer Order or Issuer Request for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Storm Recovery Bonds but the Storm Recovery Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more money market funds described under clause (d) of the definition of “Eligible Investments” pursuant to the most recent written investment directions, Issuer Order or Issuer Request delivered by the Issuer to the Indenture Trustee with respect to such type of Eligible Investments; provided that if the Issuer has never delivered written investment directions to the Indenture Trustee, the Indenture Trustee shall not invest or reinvest such funds in any investments.
(d)The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer.
(e)If the Collection Account fails to qualify as an Eligible Account at any point in time, then within thirty (30) days either (i) that failure must be cured or (ii) the Collection Account shall be moved to an Eligible Institution at which it will qualify as an Eligible Account.
SECTION 1.0 4Release of Storm Recovery Bond Collateral.
(a)So long as the Issuer is not in default hereunder and no Default hereunder would occur as a result of such action, the Issuer, through the Servicer, may collect, sell or otherwise dispose of written‑off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become Storm Recovery Bond Collateral and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer. Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any Storm Recovery Bond Collateral which is part of a Bill previously written‑off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the immediately preceding sentence.
(b)The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Independent counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.01.
(c)The Indenture Trustee shall, at such time as there are no Storm Recovery Bonds Outstanding and all sums payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any remaining portion of the Storm Recovery Bond Collateral that secured the Storm Recovery Bonds from the Lien of this Indenture, release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credit to the Collection Account in accordance with Section 8.02.

SECTION 1.0 5Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Independent counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Storm Recovery Bonds or the rights of the Holders in contravention of the provisions of this Indenture and the Series Supplement; provided, however, that such Opinion shall not be required to express an opinion as to the fair value of the Storm Recovery Bond Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 1.0 6Reports by Independent Registered Public Accountants. As of the Closing Date, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Series Supplement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Issuer of, such firm the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within fifteen (15) days after such resignation or termination, the Indenture Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten (10) days thereafter the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided that the Indenture Trustee shall have no liability with respect to such appointment. The fees of such Independent registered public accountants and its successor shall be payable by the Issuer.

ARTICLE IX	SUPPLEMENTAL INDENTURES

SECTION 1.0 1Supplemental Indentures Without Consent of Holders.
(a)Without the consent of the Holders of any Storm Recovery Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, and, if the contemplated amendment is reasonably anticipated to increase Ongoing Financing Costs, with the consent of the Council pursuant to Section 9.03 (which consent shall not be required with regard to the first Series Supplement), at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:
(i)     to correct or amplify the description of any property, including, without limitation, the Storm Recovery Bond Collateral, at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture and the Series Supplement;
(ii)     [reserved];
(iii)     to add to the covenants of the Issuer, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;
(iv)     to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
(v)     to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture, including the Series Supplement, which may be inconsistent with any other provision herein or in any supplemental indenture, including the Series Supplement, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that (i) such action shall not, as evidenced by an Opinion of Independent counsel of the Issuer, adversely affect in any material respect the interests of the Holders of the Storm Recovery Bonds and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;
(vi)     to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Storm Recovery Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;
(vii)     to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar or successor federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;
(viii)     [reserved];
(ix)     to qualify the Storm Recovery Bonds for registration with a Clearing Agency; or
(x)     to satisfy any Rating Agency requirements.
The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
(b)The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Storm Recovery Bonds, with the consent of the Council pursuant to Section 9.03, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Storm Recovery Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of nationally recognized counsel of the Issuer experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 1.0 2Supplemental Indentures with Consent of Holders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Council if such consent is required pursuant to Section 9.03, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Storm Recovery Bonds, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Storm Recovery Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Outstanding Storm Recovery Bond affected thereby:
(i)     change the date of payment of any installment of principal of or premium, if any, or interest on the Storm Recovery Bonds, or reduce the principal amount thereof in any manner, the interest rate thereon or premium, if any, with respect thereto, change the provisions of this Indenture and the Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Storm Recovery Bond Collateral to payment of principal of or premium, if any, or interest on the Storm Recovery Bonds, or change any place of payment where, or the coin or currency in which, any Storm Recovery Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Storm Recovery Bonds on or after the respective due dates thereof;
(ii)     reduce the percentage of the Outstanding Amount of the Storm Recovery Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(iii)     reduce the percentage of the Outstanding Amount of the Storm Recovery Bonds or any Tranche thereof required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Storm Recovery Bond Collateral pursuant to Section 5.04;

(iv)     modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that those provisions of this Indenture referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding Storm Recovery Bond affected thereby;
(v)     modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Storm Recovery Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Amortization Schedules or Final Maturity Dates of any Tranche of the Storm Recovery Bonds;
(vi)     decrease the Required Capital Level;
(vii)     permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Storm Recovery Bond Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Storm Recovery Bond of the security provided by the Lien of this Indenture;
(viii)     cause any material adverse federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then existing Holders; or
(ix) Impair the right to institute suit for the enforcement of the provisions of this Indenture regarding payment.
It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall mail to the Rating Agencies and the Holders of the Storm Recovery Bonds to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
SECTION 1.0 3Council Condition. No amendment or supplemental indenture that is reasonably anticipated to increase Ongoing Financing Costs (other than the initial Series Supplement) or proposed action described in Section 3.21(e) shall be effective unless the process set forth in this Section 9.03 has been followed.
(a)At least 31 days prior to the effectiveness of any amendment or supplemental indenture subject to this Section 9.03 and after obtaining the other necessary approvals set forth in Sections 9.01 or 9.02, as applicable, except for the consent of the Indenture Trustee and the Holders if the consent of the Holders is required or sought by the Indenture Trustee in connection with such supplemental indenture, the Issuer shall have delivered to the Council written notification of any proposed supplemental indenture, which notification shall contain:
(i) a reference to Docket No. UD-14-01;
(ii) an Officer’s Certificate stating that the proposed supplemental indenture has been approved by all parties to this Indenture; and
(iii) a statement identifying the person to whom the Council or its staff is to address any response to the proposed supplemental indenture or to request additional time.
(b)The Council or its staff shall, within 30 days of receiving the notification complying with Section 9.03(a) above, either:
(i) provide notice of its consent or lack of consent to the person specified in Section 9.03(a)(iii) above, or
(ii) be conclusively deemed to have consented to the proposed supplemental indenture,

unless, within 30 days of receiving the notification complying with Section 9.03(a) above, the Council or its staff delivers to the office of the person specified in Section 9.03(a)(iii) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to consent to the proposed supplemental indenture. If the Council or its staff requests an extension of time in the manner set forth in the preceding sentence, then the Council shall either provide notice of its consent or lack of consent to the person specified in Section 9.03(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed supplemental indenture on the last day of such extension of time. Any supplemental indenture requiring the consent of the Council shall become effective on the later of (x) the date proposed by the parties to such supplemental indenture and (y) the first day after the expiration of the 30 day period provided for in this Section 9.03(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.
(c)Following the delivery of a notice to the Council by the Issuer under Section 9.03(a) above, the Issuer shall have the right at any time to withdraw from the Council further consideration of any notification of a proposed supplemental indenture. Such withdrawal shall be evidenced by the prompt written notice thereof by the Issuer to the Council, the Indenture Trustee and the Servicer.
SECTION 1.0 4Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article IX or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 1.0 5Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Storm Recovery Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 1.0 6Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 1.0 7Reference in Storm Recovery Bonds to Supplemental Indentures. Storm Recovery Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Storm Recovery Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Storm Recovery Bonds.

ARTICLE X	Miscellaneous

SECTION 1.0 1Compliance Certificates and Opinions, etc.
(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)     a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)     a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)     a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
(b)(i) Prior to the deposit of any Storm Recovery Bond Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Storm Recovery Bond Collateral or other property or securities to be so deposited.
(i)     Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then‑current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten (10) percent or more of the Outstanding Amount of the Storm Recovery Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the Outstanding Amount of the Storm Recovery Bonds.
(ii)     Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
(iii)     Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent

Certificate as to the same matters if the fair value of the property or securities and of all other property with respect to the Storm Recovery Bonds, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then‑current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 (ten) percent or more of the Outstanding Amount of the Storm Recovery Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the then Outstanding Amount of the Storm Recovery Bonds.
(iv)     Notwithstanding Section 2.16 or any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Storm Recovery Property and the other Storm Recovery Bond Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of each Collection Account as and to the extent permitted or required by the Basic Documents.

SECTION 1.0 2Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.0 3Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)The ownership of Storm Recovery Bonds shall be proved by the Storm Recovery Bond Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Storm Recovery Bonds shall bind the Holder of every Storm Recovery Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Storm Recovery Bond.
SECTION 1.0 4Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.
(a)Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:
(i)     the Indenture Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Indenture Trustee at the Corporate Trust Office,
(ii)     the Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Entergy New Orleans Storm Recovery Funding I, L.L.C. at 1600 Perdido Street, L-MAG-505A, New Orleans, Louisiana 70112, Attention: President, Telephone (504) 670-3700, Facsimile: (504) 670-3605 with a copy to Entergy Services, Inc., 639 Loyola Ave, New Orleans, Louisiana 70113, Attention: Treasurer, Facsimile: (504) 576-4455, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee, or
(iii)     the Council by the Seller, the Issuer or the Indenture Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Council addressed to: Council of the City of New Orleans.
(b)Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, facsimile, personally delivered or mailed by certified mail, return receipt requested to:
(i)     in the case of Moody’s, to: Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street New York, New York 10007, Telephone: (212) 553‑3686, Facsimile (212) 553‑0573,
(ii)     in the case of Standard & Poor’s, to: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telephone: (212) 438‑2000, Facsimile: (212) 438‑2665, and
(c)as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
Any notice, report or other communication given hereunder may be in writing and addressed as follows or to the extent receipt is confirmed telephonically sent by Electronic Means to the address provided above.

(d)The Indenture Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Administrator or the Issuer shall provide to the Indenture Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Administrator or the Issuer, as the case may be, whenever a person is to be added or deleted from the listing. If the either the Administrator or the Issuer elects to give the Indenture Trustee Instructions using Electronic Means and the Indenture Trustee in its discretion elects to act upon such Instructions, the Indenture Trustee’s understanding of such Instructions shall be deemed controlling. Each of the Administrator and the Issuer understands and agrees that the Indenture Trustee cannot determine the identity of the actual sender of such Instructions and that the Indenture Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Indenture Trustee have been sent by such Authorized Officer. The Administrator or the Issuer, as the case may be, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Indenture Trustee and that the Administrator or the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Administrator or the Issuer. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Administrator and the Issuer, as the case may be, agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Indenture Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Administrator or the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Indenture Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 1.0 5Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first‑class, postage prepaid to each Holder affected by such event, at such Holder’s address as it appears on the Storm Recovery Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.
SECTION 1.0 6Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
SECTION 1.0 7Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.0 8Successors and Assigns. All covenants and agreements in this Indenture and the Storm Recovery Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 1.0 9Severability. Any provision in this Indenture or in the Storm Recovery Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 1.0 10Benefits of Indenture. Nothing in this Indenture or in the Storm Recovery Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Storm Recovery Bond Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.0 11Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Storm Recovery Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 1.0 12GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE OF THE STATE OF LOUISIANA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE OBLIGATIONS OF THE TRUSTEE HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE VALIDITY, ENFORCEABILITY, ATTACHMENT, PERFECTION, PRIORITY, EXERCISE OF

REMEDIES, AND VENUE WITH RESPECT TO THE CREATION OF ANY SECURITY INTEREST AND LIENS IN STORM RECOVERY PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH STORM RECOVERY PROPERTY, SHALL BE EXCLUSIVELY GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA (WITHOUT APPLYING LOUISIANA’S LAW ON CONFLICT OF LAWS), EXCEPT THAT PERFECTION, THE EFFECT OF PERFECTION OR NONPERFECTION, AND THE PRIORITY OF SECURITY INTERESTS HELD BY THE TRUSTEE IN THE COLLECTION ACCOUNT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE THUS ACKNOWLEDGES THAT IF BY REASON OF MANDATORY PROVISIONS OF LAW THE OBLIGATIONS OF THE TRUSTEE ARE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, THE TRUSTEE WOULD HAVE ENTERED INTO THIS INDENTURE WITHOUT THE NULL PROVISION.

SECTION 1.0 13Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.0 14Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion at the Issuer’s cost and expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee or, if requested by the Indenture Trustee, Independent counsel of the Issuer) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 1.0 15Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Storm Recovery Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Issuer (including ENO) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including ENO) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing (it being understood that none of the Indenture Trustee, the Managers or ENO has any such obligations in their respective individual or corporate capacities). Each Holder by accepting a Storm Recovery Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Storm Recovery Bonds.

SECTION 1.0 16No Recourse to Issuer or Any Other Person. Notwithstanding any provision of this Indenture or the Series Supplement to the contrary, Holders shall have no recourse against the Issuer or any other Person, but shall look only to the Storm Recovery Bond Collateral with respect to any amounts due to the Holders hereunder and under the Storm Recovery Bonds.

SECTION 1.0 17Basic Documents. The Indenture Trustee is hereby authorized to execute and deliver the Servicing Agreement and to execute and deliver any other Basic Document which it is requested to acknowledge.

SECTION 1.0 18No Petition. The Indenture Trustee, by entering into this Indenture, and each Holder, by accepting a Storm Recovery Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer which is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

SECTION 1.0 19Securities Intermediary. The Securities Intermediary, in acting under this Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded The Bank of New York Mellon, a New York banking corporation, in its capacity as Indenture Trustee under this Indenture.

SECTION 1.0 20Legending. Each Storm Recovery Bond shall contain on the face thereof a statement to the following effect:
“Neither the full faith and credit nor the taxing power of the State of Louisiana or the City of New Orleans is pledged to the payment of the principal of, or interest on, this Storm Recovery Bond.”
SECTION 1.0 21Rule 17g-5 Compliance
(a). (a) The Indenture Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under this Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Storm Recovery Bonds or undertaking credit rating surveillance of the Storm Recovery Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”). The Servicer shall be responsible for posting all of the information on the 17g-5 Website.
(b)The Indenture Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation. The Indenture Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Consumer Rate Relief Bonds or for the purposes of determining the initial credit rating of the Consumer Rate Relief Bonds or undertaking credit rating surveillance of the Consumer Rate Relief Bonds with any Rating Agency or any of its respective officers, directors or employees. The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Servicer, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, the Indenture Trustee shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Servicer, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and Securities Intermediary have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., as Issuer

By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer

The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee and as Securities Intermediary

By: /s/ Leslie Morales Name: Leslie Morales Title: Vice President

STATE OF NEW YORK    )
) ss:
COUNTY OF NEW YORK    )

On the 20th day of July, 2015, before me, Christopher J. Traina, a Notary Public in and for said county and state, personally appeared Leslie Morales, Vice President, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person’s authorized capacity, and that by the signature on the instrument The Bank of New York Mellon, a New York banking corporation, and the entity upon whose behalf the person acted, executed this instrument.
WITNESS my hand and official seal.
/s/ Christopher J. Traina
Notary Public
My commission expires: March 3, 2018

STATE OF LOUISIANA    )
) ss:
PARISH OF ORLEANS    )

On the 16th day of July, 2015, before me, Dawn Balash, a Notary Public in and for said parish and state, personally appeared Steven C. McNeal, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as a Manager and Vice President of Entergy New Orleans Storm Recovery Funding I, L.L.C., and that by his signature on the instrument Entergy New Orleans Storm Recovery Funding I, L.L.C., a Louisiana limited liability company and the entity upon whose behalf such person acted, executed this instrument.
WITNESS my hand and official seal.
/s/ Dawn Balash
Notary Public
My commission expires: at my death
Bar No. 25548

EXHIBIT A
FORM OF STORM RECOVERY BOND
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF LOUISIANA OR THE CITY OF NEW ORLEANS IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS STORM RECOVERY BOND.
REGISTERED No. _____    $________
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP NO.
THE PRINCIPAL OF THIS TRANCHE [ ‑ ] STORM RECOVERY BOND (THIS “TRANCHE [ ‑ ] SENIOR SECURED STORM RECOVERY BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [ ‑ ] STORM RECOVERY BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS STORM RECOVERY BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE STORM RECOVERY BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE AND THE SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE [ ‑ ] STORM RECOVERY BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS TRANCHE [ ‑ ] STORM RECOVERY BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE [ ‑ ] STORM RECOVERY BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR

OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.
ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.
SENIOR SECURED STORM RECOVERY BONDS,
Tranche [ ‑ ].

INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	FINAL MATURITY DATE

Entergy New Orleans Storm Recovery Funding I, L.L.C., a limited liability company created under the laws of the State of Louisiana (herein referred to as the “Issuer”), for value received, hereby promises to pay to [ ], or registered assigns, the Original Principal Amount shown above in semi‑annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each __________ and __________ or if any such day is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a “Payment Date”), on the principal amount of this Tranche [ ‑ ] Storm Recovery Bond (hereinafter referred to as this “Tranche [ ‑ ] Senior Secured Storm Recovery Bond”). Interest on this Tranche [ ‑ ] Storm Recovery Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the Closing Date. Interest will be computed on the basis of [specify method of computation]. Such principal of and interest on this Tranche [ ‑ ] Storm Recovery Bond shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Tranche [ ‑ ] Storm Recovery Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche [ ‑ ] Storm Recovery Bond shall be applied first to interest due and payable on this Tranche [ ‑ ] Storm Recovery Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche [ ‑ ] Storm Recovery Bond, all in the manner set forth in the Indenture.
Neither the full faith and credit nor the taxing power of the State of Louisiana or the City of New Orleans is pledged to the payment of the principal of, or interest on, this bond.

Reference is made to the further provisions of this Tranche [ ‑ ] Storm Recovery Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [ ‑ ] Storm Recovery Bond.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Tranche [ ‑ ] Storm Recovery Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date:
ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.
By: _________________________________ Name: Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated: [___________, _____]
This is one of the Tranche [ ‑ ] Storm Recovery Bonds, designated above and referred to in the within‑mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee
By: _________________________________ Name: Title:

REVERSE OF STORM RECOVERY BOND*
This Tranche [ ‑ ] Storm Recovery Bond is one of a duly authorized issue of Storm Recovery Bonds of the Issuer (herein called the “Storm Recovery Bonds”), issued or which are issuable in [one] Tranche (herein called the “Tranche [ ‑ ] Storm Recovery Bonds” or “Storm Recovery Bonds”), all issued and to be issued under that certain Indenture dated as of, __________, 2015 (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee,” which term includes any successor indenture trustee under the Indenture) and in its separate capacity as securities intermediary (the “Securities Intermediary,” which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Storm Recovery Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of __________, 2015 between the Issuer and the Indenture Trustee. All terms used in this Tranche [ ‑ ] Storm Recovery Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.
The Tranche [ ‑ ] Storm Recovery Bonds [and the other Tranches of Storm Recovery Bonds] are and will be equally and ratably secured by the Storm Recovery Bond Collateral pledged as security therefor as provided in the Indenture.
The principal of this Tranche [ ‑ ] Storm Recovery Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds have declared such Storm Recovery Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Tranche [ ‑ ] Storm Recovery Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Storm Recovery Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Storm Recovery Bonds representing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds have declared the Storm Recovery Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Tranche [ ‑ ] Storm Recovery Bonds shall be made pro rata to the Tranche [ ‑ ] Holders entitled thereto based on the respective principal amounts of the Tranche [ ‑ ] Storm Recovery Bonds held by them.
___________________________
*    The form of the reverse of a Senior Secured Storm Recovery Bond is substantially as follows, unless otherwise specified in the Series Supplement.

Payments of interest on this Tranche [ ‑ ] Storm Recovery Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first‑class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche [ ‑ ] Storm Recovery Bond (or one or more Predecessor Storm Recovery Bonds) on the Storm Recovery Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (i) upon application to the Indenture Trustee by any Holder owning a Global Storm Recovery Bond evidencing this Tranche [ ‑ ] Storm Recovery Bond in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder and (ii) if this Tranche [ ‑ ] Storm Recovery Bond is held in Book‑Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Storm Recovery Bond evidencing this Tranche [ ‑ ] Storm Recovery Bond unless and until such Global Storm Recovery Bond is exchanged for Definitive Storm Recovery Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Tranche [ ‑ ] Storm Recovery Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Storm Recovery Bond Register as of the applicable Record Date without requiring that this Tranche [ ‑ ] Storm Recovery Bond be submitted for notation of payment. Any reduction in the principal amount of this Tranche [ ‑ ] Storm Recovery Bond (or any one or more Predecessor Storm Recovery Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche [ ‑ ] Storm Recovery Bond and of any Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche [ ‑ ] Storm Recovery Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche [ ‑ ] Storm Recovery Bond and shall specify the place where this Tranche [ ‑ ] Storm Recovery Bond may be presented and surrendered for payment of such installment.
The Issuer shall pay interest on overdue installments of interest at the Storm Recovery Bond Interest Rate to the extent lawful.
This Storm Recovery Bond is a “storm recovery bond” as such term is defined in the Storm Recovery Securitization Law. Principal and interest due and payable on this Storm Recovery Bond are payable from and secured primarily by Storm Recovery Property created and established by a Financing Order obtained from the Council of the City of New Orleans (the “Council”) pursuant to the Storm Recovery Securitization Law. Storm Recovery Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, bill, collect and receive certain non-bypassable, consumption-based charges (defined in the Storm Recovery Securitization Law as “Storm Recovery Charges”) from all existing and future electric service customers of Entergy New Orleans, Inc., an Louisiana electric utility, or its successors or assigns, as more fully described in the Financing Order.
Neither the full faith and credit nor the taxing power of the State of Louisiana or the City of New Orleans is pledged to the payment of the principal of, or interest on, this bond.
The Council has pledged for the benefit of the Holders, pursuant to the Financing Order and Section 1228(C)(5) of the Storm Recovery Securitization Law as follows:

After the earlier of the transfer of the storm recovery property to an assignee or issuance of the storm recovery bonds authorized by [the] [f]inancing [o]rder, [the] [f]inancing [o]rder is irrevocable until the indefeasible payment in full of such bonds and the related financing costs. The Council covenants, pledges and agrees it thereafter shall not amend, modify, or terminate [the] financing order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in [the] financing order, or in any way reduce or impair the value of the storm recovery property created by [the] financing order, except as may be contemplated by a refinancing authorized under [the Storm Recovery Securitization Law] or the periodic true up adjustments authorized by [the] financing order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs….
Nothing in [the] financing order shall preclude limitation or alteration of [the] financing order if and when full compensation is made for the full protection of the storm recovery charges approved pursuant to [the] financing order and the full protection of the holders of storm recovery bonds and any assignee or financing party.
Pursuant to Section 1234 of the Storm Recovery Securitization Law, the State of Louisiana pledges to and agrees for the benefit of the Holders, the owners of the Storm Recovery Property (including the Issuer), and other financing parties that the State of Louisiana shall not:
(1) Alter the provisions of [the Storm Recovery Securitization Law] which authorize the [Council] to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and non-bypassable charges;
(2) Take or permit any action that impairs or would impair the value of storm recovery property; or
(3) Except as provided for in Section 1234 [of the Storm Recovery Securitization Law] and except for adjustments under any true-up mechanism established by the [Council], reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs, and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full. Nothing in this [p]aragraph shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party.
The Issuer and ENO hereby acknowledge that the purchase of this Storm Recovery Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledges and agreements.
As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [ ‑ ] Storm Recovery Bond may be registered on the Storm Recovery Bond Register upon surrender of this Tranche [ ‑ ] Storm Recovery Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent

Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche [ ‑ ] Storm Recovery Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche [ ‑ ] Storm Recovery Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04 or 2.06 of the Indenture not involving any transfer.
Each Storm Recovery Bond holder, by acceptance of a Storm Recovery Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Storm Recovery Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Issuer (including ENO) or (iii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including ENO) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing (it being understood that none of the Indenture Trustee, the Managers or ENO has any such obligations in their respective individual or corporate capacities).
Prior to the due presentment for registration of transfer of this Tranche [ ‑ ] Storm Recovery Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche [ ‑ ] Storm Recovery Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche [ ‑ ] Storm Recovery Bond and for all other purposes whatsoever, whether or not this Tranche [ ‑ ] Storm Recovery Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Storm Recovery Bonds under the Indenture at any time by the Issuer with the consent of the Bondholders representing not less than a majority of the Outstanding Amount of all Storm Recovery Bonds. The Indenture also contains provisions permitting the Bondholders representing specified percentages of the Outstanding Amount of the Storm Recovery Bonds, on behalf of the Holders of all the Storm Recovery Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche [ ‑ ] Storm Recovery Bond (or any one of more Predecessor Storm Recovery Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche [ ‑ ] Storm Recovery Bond and of any Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [ ‑ ] Storm Recovery Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Storm Recovery Bonds issued thereunder.
The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Tranche [ ‑ ] Storm Recovery Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth herein, which provisions apply to this Tranche [ ‑ ] Storm Recovery Bond.

The term “Issuer” as used in this Tranche [ ‑ ] Storm Recovery Bond includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Bondholders under the Indenture.
The Tranche [ ‑ ] Storm Recovery Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.
This Tranche [ ‑ ] Storm Recovery Bond, the Indenture and the Series Supplement shall be GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE OF THE STATE OF LOUISIANA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE OBLIGATIONS OF THE TRUSTEE HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE VALIDITY, ENFORCEABILITY, ATTACHMENT, PERFECTION, PRIORITY, EXERCISE OF REMEDIES, AND VENUE WITH RESPECT TO THE CREATION OF ANY SECURITY INTEREST AND LIENS IN STORM RECOVERY PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH STORM RECOVERY PROPERTY, SHALL BE EXCLUSIVELY GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA (WITHOUT APPLYING LOUISIANA’S LAW ON CONFLICT OF LAWS), EXCEPT THAT PERFECTION, THE EFFECT OF PERFECTION OR NONPERFECTION, AND THE PRIORITY OF SECURITY INTERESTS HELD BY THE TRUSTEE IN THE COLLECTION ACCOUNT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE THUS ACKNOWLEDGES THAT IF BY REASON OF MANDATORY PROVISIONS OF LAW THE OBLIGATIONS OF THE TRUSTEE ARE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, THE TRUSTEE WOULD HAVE ENTERED INTO THE INDENTURE AND THE SERIES SUPPLEMENT WITHOUT THE NULL PROVISION.
No reference herein to the Indenture and no provision of this Tranche [ ‑ ] Storm Recovery Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche [ ‑ ] Storm Recovery Bond at the times, place, and rate, and in the coin or currency herein prescribed.
The Holder of this Tranche [ ‑ ] Storm Recovery Bond by the acceptance hereof agrees that, notwithstanding any provision of the Indenture or the Series Supplement to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Storm Recovery Bond Collateral, with respect to any amounts due to the Holder under this Tranche [ ‑ ] Storm Recovery Bond.
The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche [ ‑ ] Storm Recovery Bond, by acquiring any Tranche [ ‑ ] Storm Recovery Bond or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Tranche [ ‑ ] Storm Recovery Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Storm Recovery Bond Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche [ ‑ ] Storm Recovery Bonds are outstanding, agree to treat the Tranche [ ‑ ] Storm Recovery Bonds as indebtedness of the sole owner of the

Issuer secured by the Storm Recovery Bond Collateral unless otherwise required by appropriate taxing authorities.
ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Tranche [ ‑ ] Storm Recovery Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian)(minor)
Under Uniform Gifts to Minor Act (____________________) (State)
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee ____________
FOR VALUE RECEIVED, the undersigned 2    hereby sells, assigns and transfers unto
(name and address of assignee)
the within Tranche [ ‑ ] Storm Recovery Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said Tranche [ ‑ ] Storm Recovery Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: [___________, _____]
_____________________________________ Signature Guaranteed:
_____________________________________

2 STORM RECOVERY BOND: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche [ ‑ ] Senior Secured Storm Recovery Bond in every particular, without alteration, enlargement or any change whatsoever.
NOTE: Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or (iv) such other guarantee program acceptable to the Indenture Trustee.

EXHIBIT B
FORM OF SERIES SUPPLEMENT
This SERIES SUPPLEMENT dated as of [_____] (this “Supplement”), by and between ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., a limited liability company created under the laws of the State of Louisiana (the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“BNYM”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of July 22, 2015 by and between the Issuer and BNYM, in its capacity as Indenture Trustee and in its separate capacity as securities intermediary (the “Indenture”).
PRELIMINARY STATEMENT
Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the Storm Recovery Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the Storm Recovery Bonds with an initial aggregate principal amount of [$_____] to be known as Entergy New Orleans Storm Recovery Funding I, L.L.C. Storm Recovery Bonds (the “Storm Recovery Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Storm Recovery Bonds.
All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.
GRANTING CLAUSE
With respect to the Storm Recovery Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Storm Recovery Bonds, Storm Recovery Bond Collateral consisting of all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Storm Recovery Property created under and pursuant to Council Resolution No. R-15-193 dated May 14, 2015 (Docket No. UD-14-01 (Phase II)) (the “Financing Order”), transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, bill, charge, collect and receive Storm Recovery Charges, all revenues, collections, claims, rights to payments, payments, money or proceeds of or arising from the Storm Recovery Charges authorized in the Financing Order and any Tariffs filed pursuant thereto and any contractual rights to collect such Storm Recovery Charges from Customers), (b) all Storm Recovery Charges related to such Storm Recovery Property, (c) the Sale Agreement and each Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and such Bills of Sale with respect to such Storm Recovery Property and the Storm Recovery Bonds, (d) the Servicing Agreement, the Administration Agreement and any subservicing, agency, intercreditor, administration or collection agreements executed in connection therewith, to the extent related to the foregoing Storm Recovery Property and the Storm Recovery Bonds, (e) the Collection Account, all Subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain adjustments to the Storm Recovery Charges in accordance with Section 1228(C)(4) of the Storm Recovery Securitization Law, the Financing Order or any Tariff filed in connection therewith, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Storm Recovery Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters‑of‑credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing. This Supplement covers all of the Storm Recovery Property described in the Financing Order. The following does not constitute Storm Recovery Bond Collateral: (i) cash that has been released pursuant to Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding Storm Recovery Bonds, cash that has been released pursuant to Section 8.02(e)(xii) of the Indenture; (ii) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Storm Recovery Bonds (together with any interest earnings thereon); and (iii) amounts received by us for the payment of additional costs of issuance of the Storm Recovery Bonds pursuant to the financing order, it being understood that such amounts described in clauses (i), (ii) and (iii) above shall not be subject to Section 3.17 of the Indenture.
The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Storm Recovery Bonds and all fees, expenses, indemnity amounts, counsel fees and other amounts due and payable to the Indenture Trustee (collectively, the “Secured Obligations”) equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Storm Recovery Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture. The Indenture and this Series Supplement constitutes a security agreement within the meaning of the Storm Recovery Securitization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.
The Issuer hereby authorizes the Indenture Trustee to file one or more financing statements (including amendments of financing statements and continuation statements if applicable) with respect to the Storm Recovery Bond Collateral, including , without limitation, one or more financing statements describing the collateral covered thereby as “all assets or all personal property of the debtor” or words of similar effect; provided, however, notwithstanding anything to the contrary contained herein, the Indenture Trustee shall not be responsible for the initial filing of any financial statement or the information contained therein (including any exhibits thereto).
The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Storm Recovery Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.
SECTION 1. Designation. The Storm Recovery Bonds shall be designated generally as the Storm Recovery Bonds and further denominated as Tranche [ ] through Tranche [ ].
SECTION 2. Initial Principal Amount; Storm Recovery Bond Interest Rate; Scheduled Payment Date; Final Maturity Date. The Storm Recovery Bonds shall have the initial principal amount, bear interest at the rates per annum and shall have the Scheduled Payment Dates and the Final Maturity Date set forth below:

Tranche	Storm Recovery Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date

The Storm Recovery Bond Interest Rate shall be computed on the basis of a 360‑day year of twelve 30‑day months.
SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.
(a)     Authentication Date. The Storm Recovery Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on [ ] (the “Closing Date”) shall have as their date of authentication [ ].
(b)     Payment Dates. The Payment Dates for the Storm Recovery Bonds are __________ and __________ of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of repayment of the Tranche [ ] Storm Recovery Bonds in full and the Final Maturity Date for the latest maturing Tranche of Storm Recovery Bonds.
(c)     Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, to the holders of each Tranche of Storm Recovery Bonds, until the Outstanding Amount of the Storm Recovery Bonds has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of the Storm Recovery Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A for such Payment Date.
(d)     Periodic Interest. Periodic Interest will be payable on the Storm Recovery Bonds on each Payment Date in an amount equal to one‑half of the product of (i) the applicable Storm Recovery Bond Interest Rate and (ii) the Outstanding Amount of the Storm Recovery Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Storm Recovery Bonds on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.
(e)     Book‑Entry Storm Recovery Bonds. The Storm Recovery Bonds shall [not] be Book‑Entry Storm Recovery Bonds and the applicable provisions of Section 2.11 of the Indenture shall [not] apply to such Storm Recovery Bonds.
(f)    Waterfall Cap. The amount payable with respect to the Storm Recovery Bonds pursuant to Section 8.02(e)(i) of the Indenture shall not exceed $[____] annually.
SECTION 4. Minimum Denominations. The Storm Recovery Bonds shall be issuable in the Minimum Denomination and integral multiples thereof.
SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Storm Recovery Bonds, be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides that certain terms will have the meanings specified in this Supplement. With respect to the Storm Recovery Bonds, the following definitions shall apply:

“Costs of Issuance Account” shall have the meaning set forth in Section 11 of this Series Supplement.
“Initial Payment Date” shall mean the first Payment Date for the Storm Recovery Bonds specified in the Expected Amortization Schedule which is attached as Schedule A hereto.
“Minimum Denomination” shall mean $100,000.
“Payment Date” has the meaning set forth in Section 3(b) of this Supplement.
“Periodic Interest” has the meaning set forth in Section 3(d) of this Supplement.
“Storm Recovery Bond Interest Rate” has the meaning set forth in Section 2 of this Supplement.
SECTION 6. Delivery and Payment for the Storm Recovery Bonds; Form of the Storm Recovery Bonds. The Indenture Trustee shall deliver the Storm Recovery Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Storm Recovery Bonds shall be in the form of Exhibit A hereto.
SECTION 7. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument. This Supplement amends, modifies and supplemented the Indenture only in so far as it relates to the Storm Recovery Bonds.
SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
SECTION 9. Governing Law. THIS Supplement SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE OF THE STATE OF LOUISIANA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE OBLIGATIONS OF THE TRUSTEE HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE VALIDITY, ENFORCEABILITY, ATTACHMENT, PERFECTION, PRIORITY, EXERCISE OF REMEDIES, AND VENUE WITH RESPECT TO THE CREATION OF ANY SECURITY INTEREST AND LIENS IN STORM RECOVERY PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH STORM RECOVERY PROPERTY, SHALL BE EXCLUSIVELY GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA (WITHOUT APPLYING LOUISIANA’S LAW ON CONFLICT OF LAWS), EXCEPT THAT PERFECTION, THE EFFECT OF PERFECTION OR NONPERFECTION, AND THE PRIORITY OF SECURITY INTERESTS HELD BY THE TRUSTEE IN THE COLLECTION ACCOUNT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE THUS ACKNOWLEDGES THAT IF BY REASON OF MANDATORY PROVISIONS OF LAW THE OBLIGATIONS OF THE TRUSTEE ARE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, THE TRUSTEE WOULD HAVE ENTERED INTO THIS SERIES SUPPLEMENT WITHOUT THE NULL PROVISION.
SECTION 10. Issuer Obligation. No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the Storm Recovery Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer (including ENO) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including ENO) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers and ENO have any such obligations in their respective individual or corporate capacities).
SECTION 11. Application of Storm Recovery Bond Proceeds; Costs of Issuance Account. The proceeds of the Storm Recovery Bond Proceeds shall be applied to pay the costs of issuing the Storm Recovery Bonds and to purchase the Storm Recovery Property, as directed in an Officer’s Certificate. The Indenture Trustee shall, pursuant to an Issuer Order, deposit the amounts directed to be applied to the payment of the costs of issuance into a segregated trust account (the “Costs of Issuance Account”). Amounts in the Costs of Issuance Account shall be applied from time to time as directed by an Officer’s Certificate, to pay costs of issuing the Storm Recovery Bonds, and, upon payment of all such costs, for deposit into the General Subaccount and applied as a credit against Storm Recovery Charges as required by the Financing Order. Pending such application, amounts in the Costs of Issuance Account may be invested in the same manner and subject to the same restrictions as amounts in the General Subaccount, provided that any amount earned, or gains or losses, shall be credited to the Costs of Issuance Account.
IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., as Issuer
By: __________________________________ Name: Title:

The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee

By: __________________________________ Name: Title:

SCHEDULE A
Expected Amortization Schedule

Outstanding Principal Balance OF THE STORM RECOVERY BONDS

Semi-Annual Payment Date	TRANCHE [ ] BALANCE

EXHIBIT C
SERVICING CRITERIA TO BE ADDRESSED
BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Reg AB Reference		Applicable Indenture Trustee Responsibility
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back‑up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k‑1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset‑backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within thirty (30) calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within ninety (90) calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two (2) business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X*
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two (2) business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re‑agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within thirty (30) calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two (2) business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge‑offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

*With respect to its custodial functions relating to the Collection Account.

EXECUTION VERSION

APPENDIX A
DEFINITIONS
This is Appendix A to the Indenture.
A.    Defined Terms. As used in the Indenture, the Sale Agreement, the LLC Agreement, the Servicing Agreement, the Series Supplement or any other Basic Document as hereinafter defined, as the case may be (unless the context requires a different meaning), the following terms have the following meanings:
“17g-5 Website” is defined in Section 10.21 of the Indenture.
“Act” is defined in Section 10.03(a) of the Indenture.
“Administration Agreement” means the Administration Agreement, dated as of July 22, 2015 by and between ENO and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Administration Fee” is defined in Section 2 of the Administration Agreement.
“Administrator” means ENO, as administrator under the Administration Agreement, or any successor administrator to the extent permitted under the Administration Agreement.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agency Office” means the office of the Issuer maintained pursuant to Section 3.02 of the Indenture.
“Amendatory Tariff” means a revision to service riders or any other notice filing filed with the Council in respect of a Tariff pursuant to a True-Up Adjustment.
“Annual Accountant’s Report” is defined in Section 3.04 of the Servicing Agreement.
“Applicable MDMA” means, with respect to each Customer, any meter data management agent providing meter reading services for that Customer’s account.
“Application” means the application of ENO for a Financing Order to securitize uncollected storm recovery costs, uncollected costs associated with funding a storm reserve fund and associated financing costs and other costs filed by ENO with the Council and dated January 29, 2015, as modified by any supplemental or amending submissions, or any subsequent similar Application of ENO.
“Articles of Organization” means the Articles of Organization filed with the Secretary of State of the State of Louisiana on March 5, 2015 pursuant to which the Issuer was formed.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time.
“Base Rate Revenues” include electricity usage service charges and demand service charges.
“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement and the Bill of Sale, the Articles of Incorporation and Initial Report, the LLC Agreement, the Servicing Agreement, the Series Supplement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.
“Benefit Plan” means, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six (6) years maintained by such Person or any ERISA Affiliate of such person, or to which contributions by any such Person are or were at any time during the past six (6) years required to be made or under which such Person has or could have any liability or (b) is subject to the provisions of Title IV of ERISA.
“Bill of Sale” means the bill of sale substantially in the form of Exhibit A to the Sale Agreement.
“Billed SRCs” means the amounts of Storm Recovery Charges billed by the Servicer.
“Billing Period” means the period created by dividing the calendar year into twelve (12) consecutive periods of approximately twenty-one (21) Servicer Business Days.
“Bill” or Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills, or a single bill, issued to Customers by ENO in its capacity as Servicer.
“Bond Interest Rate” means, with respect to any Tranche of Storm Recovery Bonds, the rate at which interest accrues on the Storm Recovery Bonds of such Tranche, as specified in the Series Supplement.
“Book-Entry Form” means, with respect to any Storm Recovery Bond or Series of Storm Recovery Bonds, that such Storm Recovery Bond or Series is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Storm Recovery Bond or Series was issued.
“Book-Entry Storm Recovery Bonds” means any Storm Recovery Bonds issued in Book-Entry Form; except that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Storm Recovery Bonds are to be issued to the Holder of such Storm Recovery Bonds, such Storm Recovery Bonds shall no longer be “Book-Entry Storm Recovery Bonds.”
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or New Orleans, Louisiana are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.
“Capital Contribution” means the amount of cash contributed to the Issuer by ENO as specified in the LLC Agreement.
“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.
“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit C-2 attached to the Servicing Agreement.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.
“Clearstream” means Clearstream Banking, Luxembourg, S.A.
“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
“Closing Date” means July 22, 2015, the date on which the Storm Recovery Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means the account established and maintained by the Indenture Trustee in accordance with Section 8.02(a) of the Indenture and any subaccounts contained therein.
“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.
“Corporate Trust Office” means the principal office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office as of the Closing Date is located at The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Jacqueline Kuhn, Telephone: (212) 815-2484, Facsimile: (212) 815-3883 or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Storm Recovery Bonds and the Issuer, or the principal corporate trust office of any successor trustee by like notice.
“Costs of Issuance Account” means, with respect to any Tranche of Storm Recovery Bonds, the account, if any, established and maintained with the Indenture Trustee in accordance with the Series Supplement.
“Council” means the Council of the City of New Orleans, or any Governmental Authority succeeding to the duties of such agency.
“Council Pledge” means the Ordering Paragraphs 49 through 53, inclusive, of the Financing Order under the heading “Council Pledge”.
“Council Regulations” means the orders, rules and regulations, including temporary regulations, adopted or promulgated by the Council.
“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.
“Customers” means all existing and future customers receiving electric transmission or distribution retail service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council, subject to limited exceptions specified in the Financing Order.
“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.
“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default as defined in Section 5.01 of the Indenture.

“Definitive Storm Recovery Bonds” means Storm Recovery Bonds issued in definitive form in accordance with Section 2.13 of the Indenture.
“DTC” means The Depository Trust Company or any successor thereto or assignee thereof.
“Electronic Means” means telephone, e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services hereunder. Any communication by telephone as an Electronic Means shall be promptly confirmed in writing or by one of the other means of electronic communication authorized herein.
“Eligible Account” means a segregated non-interest-bearing trust account with either (a) an Eligible Institution or (b) the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a long-term and/or short-term rating of not less than “BBB+”/“A-2” by S&P and a long-term rating of not less than “Baa3” from Moody’s.
“Eligible Institution” means:
(a)    the corporate trust department of the Indenture Trustee or a subsidiary thereof, so long as any of the securities of the Indenture Trustee or a subsidiary thereof have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (“BBB” by S&P); or
(b)    a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a short-term issuer rating of “AAA” by S&P and “A2” by Moody’s or (B) a long-term issuer rating of “A‑1 +” by S&P and “P‑1” by Moody’s or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.
If so qualified under clause (b) above, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.
“Eligible Investments” mean instruments or investment property which evidence:
(a)    direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;
(b)    time deposits and certificates of deposit of depository institutions meeting the requirements of clause (b) of the definition of Eligible Institution;
(c)    commercial paper (other than commercial paper of ENO or any of its Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies from which a rating is available in the highest investment category granted thereby;
(d)    investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s and S&P; or
(e)    any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments which are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing, any securities or investments which mature in 32 days or more shall not be “Eligible Investments” unless the issuer thereof has a long‑term unsecured debt rating of at least “A1” from Moody’s and “A+” from S&P, any securities or investments described in clauses (b) through (d) above which have maturities of less than or equal to 3 months shall not be “Eligible Investments” unless the issuer thereof has a long-term and short-term unsecured debt rating of at least “A1”/“P-1” from Moody’s and any securities or investments described in clauses (b) through (d) above which have maturities of more than 3 months shall not be an “Eligible Investment” unless the issuer thereof has a long-term and short-term unsecured debt rating of at least “Aa3”/“P-1” from Moody’s.
“ENO” means Entergy New Orleans, Inc., a Louisiana corporation, and its successors and assigns.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means with respect to any Person at any time, each trade or business (whether or not incorporated) that would, at that time, be treated together with such Person as a single employer under Section 401 of ERISA or Section 414(b), (c), (m) or (o) of the Code.
“Euroclear” means the Euroclear System.
“Event of Default” is defined in Section 5.01 of the Indenture.
“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related thereto set forth in the Series Supplement.
“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.
“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).
“Federal Book-Entry Securities” means securities issued in book-entry form by the United States Treasury.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three (3) federal funds brokers of recognized standing selected by it.
“FERC” means the Federal Energy Regulatory Commission or any successor thereto.
“Final” means, with respect to the Financing Order, that the Financing Order has become final, is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Tranche of Storm Recovery Bonds, the Final Maturity Date therefor, as specified in the Series Supplement.
“Financial Asset” means “financial asset” as set forth in Section 8-102(a)(9) of the NY UCC.
“Financing Costs” means Upfront Financing Costs and Ongoing Financing Costs.
“Financing Order” means the Council Resolution No R-15-193, issued by the Council on May 14, 2015, in docket UD-14-01 (Phase II), pursuant to the Storm Recovery Securitization Law.
“General Subaccount” is defined in Section 8.02(a) of the Indenture.
“Global Storm Recovery Bond” means a Storm Recovery Bond evidencing all or any part of the Storm Recovery Bonds to be issued to the Holders thereof in Book-Entry Form, which Global Storm Recovery Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.
“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.
“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Storm Recovery Bond Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Storm Recovery Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Holder” or “Bondholder” means the Person in whose name a Storm Recovery Bond is registered on the Storm Recovery Bond Register.
“Home Rule Charter” means the Home Rule Charter of the City of New Orleans adopted effective May 1, 1954, last revised effective as of January 1, 1996, as amended.
“Indenture” means the Indenture, dated as of July 22, 2015, by and between the Issuer and the Indenture Trustee and Securities Intermediary as originally executed and, as from time to time supplemented or amended by the Series Supplement or by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Storm Recovery Bonds established thereunder.
“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.
“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Storm Recovery Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.
“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.
“Independent Manager Fee” is defined in Section 4.01(a) of the LLC Agreement.
“Indirect Participant” means a securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.
“Initial Report” means the Initial Report (together with the Articles of Organization) filed with the Secretary of State of the State of Louisiana on March 5, 2015, pursuant to which the Issuer was formed.
“Initial Tariff” means the initial Tariff filed by ENO on or about the Closing Date with the Council to evidence the Storm Recovery Charges pursuant to the Financing Order.
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Law” means any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect.
“Interim True-Up Adjustment” means each adjustment to the Storm Recovery Charges made pursuant to the terms of the Tariff and in accordance with Section 4.01(a)(ii) of the Servicing Agreement.
“Interim True-Up Adjustment Date” means the effective date of any Interim True-Up Adjustment.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Internal Revenue Service” means the Internal Revenue Service of the United States of America, or any successor thereto.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.
“Issuance Advice Letter” means the Issuance Advice Letter filed with the Council pursuant to the Storm Recovery Securitization Law and the Financing Order with respect to the Storm Recovery Bonds.
“Issuer” means Entergy New Orleans Storm Recovery Funding I, L.L.C., a Louisiana limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Storm Recovery Bonds.
“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.
“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.
“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Storm Recovery Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Lien” means a security interest, lien, mortgage, charge, pledge, equity or encumbrance of any kind.
“LLC Act” means the Louisiana Limited Liability Company Law, La. R.S. 12:1301-1369, as amended.
“LLC Agreement” means the Limited Liability Company Operating Agreement of Entergy New Orleans Storm Recovery Funding I, L.L.C., dated as of March 5, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Losses” means (i) any and all amounts of principal and interest on the Storm Recovery Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required and (ii) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.
“Louisiana UCC” means the Uniform Commercial Code as in effect from time to time in the State of Louisiana.
“Louisiana UCC Filing Officer” means the clerk of court of any Louisiana parish.

“Manager” means each manager of the Issuer under the LLC Agreement.
“Member” has the meaning specified in the first paragraph of the LLC Agreement.
“Minimum Denomination” means, with respect to any Storm Recovery Bond, the minimum denomination therefor specified in the Series Supplement, which minimum denomination shall be not less than $100,000, and, except as otherwise provided in the Series Supplement integral multiples thereof, except for one Storm Recovery Bond of each Tranche which may be of smaller denomination.
“Monthly Servicer’s Certificate” means a certificate, substantially in the form of Exhibit A to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 3.01(b)(i) of the Servicing Agreement.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto. References to Moody’s are effective so long as Moody’s is a Rating Agency.
“Non-Standard True-Up Adjustment” means each adjustment to the Storm Recovery Charges made pursuant to the terms of the Tariff and in accordance with Section 4.01(a)(iii) of the Servicing Agreement.
“Non-U.S. Holder” means a holder of Storm Recovery Bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.
“Notice of Default” is defined in Section 5.01 of the Indenture.
“NY UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the party delivering such certificate.
“Ongoing Financing Costs” mean Operating Expenses and all other financing costs, as defined in Section 1227(5) of the Storm Recovery Securitization Law, paid or to be paid from Storm Recovery Charges.
“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal fees and expenses) or any Manager, the Servicing Fee, the Administration Fee, legal and accounting fees, Rating Agency fees, and costs and expenses of the Issuer and (to the extent payable from Storm Recovery Charges under the Storm Recovery Securitization Law) ENO.
“Opinion of Counsel” or “Opinion” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.
“Outstanding” means, as of the date of determination, all Storm Recovery Bonds theretofore authenticated and delivered under this Indenture except:

(a)    Storm Recovery Bonds theretofore canceled by the Storm Recovery Bond Registrar or delivered to the Storm Recovery Bond Registrar for cancellation;
(b)    Storm Recovery Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Storm Recovery Bonds; and
(c)    Storm Recovery Bonds in exchange for or in lieu of other Storm Recovery Bonds which have been issued pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Storm Recovery Bonds are held by a Protected Purchaser;
provided that in determining whether the Holders of the requisite Outstanding Amount of the Storm Recovery Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Storm Recovery Bonds owned by the Issuer, any other obligor of the Storm Recovery Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Storm Recovery Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Storm Recovery Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Storm Recovery Bonds and that the pledgee is not the Issuer, any other obligor upon the Storm Recovery Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.
“Outstanding Amount” means the aggregate principal amount of all Storm Recovery Bonds or, if the context requires, all Storm Recovery Bonds of a Tranche, Outstanding at the date of determination.
“Paying Agent” means with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Storm Recovery Bonds pursuant to the Indenture.
“Payment Date” means, with respect to any Tranche of Storm Recovery Bonds, the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.
“Periodic Billing Requirement” or “PBR” means the aggregate dollar amount of SRCs that must be billed during a given period (i.e., semi‑annually or such other applicable period) so that the SRC Collections will be timely and sufficient to meet the PPR for that period, based upon: (i) forecast usage data for the period; (ii) forecast uncollectibles for the period; (iii) forecasts lags in collection of billed SRCs for the period; and (iv) projected collections of SRCs pending the implementation of the True-Up Adjustment.
“Periodic Interest” means, with respect to any Payment Date and the periodic interest for such Payment Date as specified in the related Series Supplement.
“Periodic Payment Requirement” or “PPR” for any Collection Period means the total dollar amount of SRC Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount and to any unrecovered shortfalls in Periodic Payment Requirements) in order to ensure that, on each Payment Date occurring in such period, (1) all accrued and unpaid interest on the Storm Recovery Bonds then due shall have been paid in full, (2) the Outstanding Amount of the Storm Recovery Bonds is equal to the Projected Unrecovered Balance, (3) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level and (4) all other

Ongoing Financing Costs (including the return on capital invested in the Capital Subaccount) due and owing and required or allowed to be paid under Section 8.02 of the Indenture within such period shall have been paid in full; and with respect to any Quarterly True-Up Adjustment, Semi-Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the last Scheduled Final Payment Date for any Storm Recovery Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient SRCs will be collected to retire such Storm Recovery Bonds in full as of the earlier of (x) the Payment Date preceding the next Semi-Annual True-Up Adjustment Date and (y) the Final Maturity Date for such Storm Recovery Bonds.
“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of the Storm Recovery Bonds over the outstanding Projected Unrecovered Balance specified for such Payment Date on the Expected Amortization Schedule.
“Permitted Lien” means the Lien created by the Indenture.
“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.
“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority, and includes successors permitted by the Basic Documents.
“Personal Representative” means, as to a natural person, the succession representative, executor, administrator, guardian, conservator, or other legal representative thereof and, as to a person other than a natural person, the legal representative or successor thereof.
“Predecessor Storm Recovery Bond” means, with respect to any particular Storm Recovery Bond, every previous Storm Recovery Bond evidencing all or a portion of the same debt as that evidenced by such particular Storm Recovery Bond, and, for the purpose of this definition, any Storm Recovery Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Storm Recovery Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Storm Recovery Bond.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Projected Unrecovered Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of each Tranche of Storm Recovery Bonds for such Payment Date set forth in the Expected Amortization Schedule.
“Protected Purchaser” has the meaning specified in Section 8-303 of the NY UCC.
“Quarterly True-Up Adjustment” means each quarterly adjustment to the Storm Recovery Charges made pursuant to the terms of the Tariff and in accordance with Section 4.01(a)(i) of the Servicing Agreement.
“Quarterly True-Up Adjustment Date” means the quarterly date on which the Quarterly True-Up Adjustment request is filed with the Council pursuant to Section 4.01(a)(i) of the Servicing Agreement.
“Rating Agency” with respect to any Tranche of Storm Recovery Bonds, means either Moody’s or Standard & Poor’s which provides, at the request of the Issuer, a rating with respect to such Tranche of Storm Recovery Bonds. If no such organization or successor is any longer in existence, “Rating Agency”

shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.
“Rating Agency Condition” means, with respect to any action, the notification in writing to each Rating Agency of such action, and written confirmation from Standard & Poor’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Storm Recovery Bonds and that prior to the taking of the proposed action no other Rating Agency shall provide written notice that such action would result in the suspension, reduction or withdrawal of the then current rating of any Tranche of Storm Recovery Bonds.
“Record Date” means, with respect to a Payment Date, in the case of Definitive Storm Recovery Bonds, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date occurs, and in the case of Book-Entry Storm Recovery Bonds, one Business Day prior to the applicable Payment Date.
“Registered Holder” means the Person in whose name a Storm Recovery Bond is registered on the Storm Recovery Bond Register.
“Registration Statement” means collectively, the registration statement on Form S-3 Registration Nos. 333-203320 and 333-203320-01, as applicable, and the registration statement on Form S-3 Registration Nos. 333-205638 and 333-205638-01, as applicable, each as filed with the SEC under the Securities Act relating to the offering and sale of the Storm Recovery Bonds, and including all amendments thereto.
“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.
“Remittance Date” means each Servicer Business Day on which a Remittance is to be made by the Servicer pursuant to the Servicing Agreement.
“Remittance Period” means the twelve-month period commencing on January 1 of each year and ending on the last day of December of each year, except that the initial Remittance Period shall commence on the Closing Date and end on December 31, 2015.
“Required Capital Level” means an amount equal to 3.00% of the initial principal amount of the Storm Recovery Bonds.
“Requirement of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.
“Responsible Officer” means with respect to (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, Assistant Vice President, Secretary or Assistant Treasurer, Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President,

the Chief Financial Officer, the Treasurer, the Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual or the Indenture Trustee), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.
“Restricted Plan” means (a) an “employee benefit plan” as defined in and subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, (c) an entity whose underlying assets include the assets of such employee benefit plan or plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.
“Retirement of the Storm Recovery Bonds” means any day on which the final distribution is made to the Indenture Trustee in respect of the last Outstanding Storm Recovery Bonds.
“Sale Agreement” means the Storm Recovery Property Purchase and Sale Agreement, dated as of July 22, 2015, by and between ENO and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Scheduled Final Payment Date” means, with respect to each Tranche of Storm Recovery Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the last maturing Tranche of Storm Recovery Bonds.
“Scheduled Payment Date” is defined in the Series Supplement with respect to each Tranche of Storm Recovery Bonds.
“SEC” means the U.S. Securities and Exchange Commission.
“Secretary of State” means the Secretary of State of the State of Louisiana or any Governmental Authority succeeding to the duties of such office.
“Secured Obligations” is defined in the Series Supplement, a form of which is attached as Exhibit B to the Indenture.
“Secured Parties” means the Indenture Trustee, the Bondholders and any credit enhancer described in the Series Supplement.
“Securities Account” means the Collection Account (to the extent it constitutes a securities account as defined in the NY UCC and Federal Book-Entry Regulations).
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” means The Bank of New York Mellon, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Security Entitlement” means “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to Financial Assets now or hereafter credited to the Securities Account and, with respect to Federal Book-Entry Regulations, with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account, as applicable.
“Seller” is defined in the Preamble to the Sale Agreement.
“Semi-Annual Servicer’s Certificate” means a certificate, substantially in the form of Exhibit B to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 4.01(b)(ii) of the Servicing Agreement.
“Semi-Annual True-Up Adjustment” means each semi-annual adjustment to the Storm Recovery Charges made pursuant to the terms of the Tariff and in accordance with Section 4.01(a)(i) of the Servicing Agreement.
“Semi-Annual True-Up Adjustment Date” means the semi-annual date on which the Semi-Annual True-Up Adjustment request is filed with the Council pursuant to Section 4.01(a)(i) of the Servicing Agreement.
“Series Supplement” means the indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Storm Recovery Bonds.
“Servicer” means ENO, as servicer under the Servicing Agreement, or any successor servicer to the extent permitted under the Servicing Agreement.
“Servicer Business Day” means any day other than a Saturday, Sunday or holiday on which the Servicer maintains normal office hours and conducts business.
“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.
“Servicer Policies and Practices” means, with respect to the Servicer’s duties under the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.
“Servicing Agreement” means the Storm Recovery Property Servicing Agreement, dated as of July 22, 2015, by and between the Issuer and ENO, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Servicing Fee” means the fee payable to the Servicer on each Payment Date for services rendered during the period from, but not including, the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the current Payment Date, determined pursuant to Section 6.06 of the Servicing Agreement.
“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Storm Recovery Property, including SRC Payments, and all other Storm Recovery Bond Collateral for the benefit of the Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable procedures and requirements established by the Council for collection of electric utility tariffs and (iii) in accordance with the other terms of the Servicing Agreement.
“Special Member” is defined in Section 1.02(b) of the LLC Agreement.

“Special Payment” means with respect to any Tranche of Storm Recovery Bonds, any payment of principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the Storm Recovery Bonds of such Tranche that is not actually paid within five (5) days of the Payment Date applicable thereto.
“Special Payment Date” means the date on which a Special Payment is to be made by the Indenture Trustee to the Holders.
“Special Record Date” means with respect to any Special Payment Date, the close of business on the fifteenth (15th) day (whether or not a Business Day) preceding such Special Payment Date.
“Sponsor” means ENO, in its capacity as “sponsor” of the Storm Recovery Bonds within the meaning of Regulation AB.
“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto. References to S&P are effective so long as S&P is a Rating Agency.
“State” means any one of the fifty states of the United States of America or the District of Columbia.
“State Pledge” means the pledge of the State of Louisiana and the Louisiana Legislature as set forth in Section 1234 of the Storm Recovery Securitization Law.
“Storm Recovery Bond Collateral”, as more fully defined in the Indenture, means the Storm Recovery Property and related properties and rights, including without limitation the Sale Agreement and certain deposit accounts and securities accounts, which are encumbered by the Issuer to the Indenture Trustee as collateral for Storm Recovery Bonds. Such property does not include ENO’s right to recover certain costs of issuance from rates and charges (other than Storm Recovery Charges), its rate of return on the Capital Contribution or its servicing or administration fees.
“Storm Recovery Bonds” means one or more series of senior secured storm recovery bonds authorized by the Financing Order and issued under the Indenture.
“Storm Recovery Charge” or “SRC” means any storm recovery charges, as defined in Section 1227(15) of the Storm Recovery Securitization Law, authorized pursuant to the Financing Order.
“Storm Recovery Property” means all storm recovery property, as defined in Section 1227(17) of the Storm Recovery Securitization Law, created pursuant to the Financing Order and sold or otherwise conveyed by ENO to the Issuer pursuant to the Sale Agreement.
“Storm Recovery Securitization Law” means Act No. 64 of the Louisiana Regular Session of 2006, the “Louisiana Electric Utility Storm Recovery Securitization Act”, codified at La. R.S. 45:1226-1236.
“SRC Collections” or “SRC Payments” means the payments made by Customers to the Servicer based on the Storm Recovery Charges.
“SRC Remittances” or “Remittances” means the remittances of SRC Payments by the Servicer to the Indenture Trustee.
“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.
“Tariff” means any rate tariff filed with the Council by ENO pursuant to the Storm Recovery Securitization Law to evidence any Storm Recovery Charges.
“Temporary Storm Recovery Bonds” means Storm Recovery Bonds executed, and upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Storm Recovery Bonds pursuant to Section 2.04 of the Indenture.
“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.
“Tranche” means any one of the groupings of Storm Recovery Bonds differentiated by amortization schedule, interest rate or sinking fund schedule, as specified in the Series Supplement.
“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
“True-Up Adjustment” means any Semi-Annual True-Up Adjustment, Quarterly True-Up Adjustment, Interim True-Up Adjustment or Non-Standard True-Up Adjustment, as the case may be.
“True-Up Letter” means any True-Up Letter, substantially in the form of Exhibit D to the Servicing Agreement, requesting a True-Up Adjustment.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force on the Closing Date, unless otherwise specifically provided.
“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.
“Underwriters” means the underwriter or underwriters who purchase Storm Recovery Bonds of any Tranche from the Issuer and resell such Storm Recovery Bonds in a public offering.
“Underwriting Agreement” means the Underwriting Agreement, dated July 14, 2015, by and among ENO, the Underwriters party thereto and the Issuer, as the same may be amended, supplemented or modified from time to time.
“Unrecovered Balance” means, as of any Payment Date, the sum of the outstanding principal amount of each Tranche of Storm Recovery Bonds.
“Unregistered Storm Recovery Bonds” means any Storm Recovery Bonds not registered under the Securities Act or the securities laws of any other jurisdiction.
“Upfront Financing Costs” means financing costs, as defined in Section 1227(5) of the Storm Recovery Securitization Law, paid or to be paid from the proceeds of Storm Recovery Bonds.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

B.    Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.
As used in the Basic Documents, the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings. All references to any Person shall include such Person’s permitted successors.
The word “or” is used in its inclusive sense.
Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.
C.    Computation of Time Periods. Unless otherwise stated in any of the Basic Documents, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
D.    Reference; Captions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document; and references to “Section,” “subsection,” “Annex,” “Appendix,” “Schedule” and “Exhibit” in any Basic Document are references to Sections, subsections, Schedules, Annexes, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document. The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.
E.    Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Basic Documents) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
F.    Severability. Any provision of a Basic Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
G.    Execution in Counterparts. Each Basic Document may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
H.    Signatures received by Electronic Means. The parties to each of the Basic Agreements acknowledge that signatures to the Basic Documents received by facsimile or other Electronic Means shall be enforceable as original signatures.